EXHIBIT 99(a)(1)(B)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO AMEND AND EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

CUR Media, Inc.

March 9, 2015

THE OFFER TO AMEND AND EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS)

WILL EXPIRE AT 5:00 P.M. (EASTERN TIME) ON APRIL 6, 2015 UNLESS

THIS OFFER PERIOD IS EXTENDED.

CUR Media, Inc., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” “our,” “CUR Media, Inc.” or the “Company,” and eligible holders of outstanding warrants are referred to as “you.” Our wholly-owned subsidiary, CÜR Media, LLC (formerly known as Raditaz, LLC), a Connecticut limited liability company, is referred to in this Offer to Amend and Exercise as “CÜR Media, LLC.” On January 28, 2014, we consummated a contribution transaction (the “Contribution”) with CÜR Media, LLC, pursuant to a Contribution Agreement by and among the Company, CUR Media, LLC, and the holders of a majority of CÜR Media, LLC’s limited liability company membership interests (the “Contribution Agreement”). As a result of the Contribution, CÜR Media, LLC became our wholly owned subsidiary, and we succeeded to the business of CÜR Media, LLC as our sole line of business.

In a private placement financing the Company conducted with respect to which closings occurred on January 28, 2014, March 14, 2014 and March 28, 2014 (the “PPO Unit Offering”), the Company sold and issued to investors (i) an aggregate of 9,680,380 shares (the “PPO Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and (ii) warrants to purchase 9,680,355 shares of the Company’s Common Stock, at an exercise price of $2.00 per share (the “Original Warrants”). Both the PPO Shares and Original Warrants have weighted-average anti-dilution protection, if within twenty-four (24) months after the final closing of the PPO Unit Offering the Company issues additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions) for a consideration per share less than $1.00.

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, the 9,680,355 Original Warrants, issued to investors participating in the Company’s PPO Unit Offering.

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $0.50 per share of Common Stock in cash, (ii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on April 6, 2015, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”), (iii) delete any price-based anti-dilution provisions; (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of ninety (90) days after the Expiration Date (the “Lock-Up Period”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

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The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants at a significantly reduced exercise price in order to help the Company reduce its outstanding warrant liability and to provide funds to support the Company’s operations. Please see Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a description of the purposes of the Offer to Amend and Exercise.

Regardless of whether you elect to participate in the Offer to Amend and Exercise, you may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”), the form of which is attached as Exhibit A-2 to the Election to Consent, Participate and Exercise Warrant. Such consent to the Anti-Dilution Amendment will apply to the total number of your Original Warrants. See Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a discussion of the Company’s reasons for eliminating the price-based anti-dilution provisions contained in the Original Warrants.

Either your election to participate in the Offer to Amend and Exercise, or your consent to the Anti-Dilution Amendment, will also be deemed to be a waiver of the price-based anti-dilution rights linked to the PPO Shares you received in the PPO Unit Offering. Such waiver will apply to the price-based anti-dilution rights linked to the total number of your PPO Shares.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all, or none of their Original Warrants. If you choose not to participate in the Offer to Amend and Exercise, your Original Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share; provided, however, regardless of whether you participate, you may consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment.

The period during which Original Warrants may be amended and exercised in the Offer to Amend and Exercise will commence on March 9, 2015 (the date the materials relating to the Offer to Amend and Exercise are first sent to the holders), and continue through the Expiration Date.

The Company will agree to amend all Original Warrants held by eligible holders who elect to participate in the Offer to Amend and Exercise, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the attached Election to Consent, Participate and Exercise Warrant. IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE ORIGINAL WARRANTS.

IMPORTANT PROCEDURES

This Offer to Amend and Exercise together with the Election to Consent, Participate and Exercise Warrant, Notice of Withdrawal, and Forms of Amended Warrants constitute the “Offering Materials.” These Offering Materials provide information regarding the Offer to Amend and Exercise and instructions as to how you can amend your Original Warrants and exercise an Amended Warrant. You should read all of the materials carefully before you decide whether to participate in the Offer to Amend and Exercise and exercise an Amended Warrant.

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company Common Stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) an original signed Election to Consent, Participate and Exercise Warrant, (ii) an original signed Accredited Investor Questionnaire (although holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise), (iii) the original of your Original Warrant (or an original signed Affidavit of Loss and Indemnification Agreement) for cancellation, and (iv) cash in the amount equal to $0.50 per share multiplied by the number of shares of Common Stock the holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Delaware Trust Company (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: CUR Media, Inc. c/o CKR Law LLP, 1330 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Kathleen L. Rush, telephone number (212) 400-6900 (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

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If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company Common Stock issuable under the Amended Warrant. See Section 8, “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit an original signed Notice of Withdrawal to the Company at any time prior to the Expiration Date by delivery to: CUR Media, Inc. c/o CKR Law LLP, 1330 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Kathleen L. Rush, telephone number (212) 400-6900. The Notice of Withdrawal must be properly completed and must be returned to the Company on or prior to the Expiration Date. However, you may change your mind and submit a Notice of Withdrawal to us after May 4, 2015, if your Original Warrants and other Acceptance and Exercise Documents have not been accepted by us prior to May 4, 2015. If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) return the original of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid to exercise the Amended Warrant, without interest thereon or deduction therefrom.

If you want to consent to the amendment of the Original Warrants to delete any price-based anti-dilution provisions from the Original Warrants, but you do not want to participate in the Offer to Amend and Exercise, you may submit an original signed Election to Consent, Participate and Exercise to the Company at any time prior to the Expiration Date and indicate your consent to the Anti-Dilution Amendment therein. Such consent to the Anti-Dilution Amendment will apply to the total number of your Original Warrants. The original signed Election to Consent, Participate and Exercise should be delivered to: CUR Media, Inc. c/o CKR Law LLP, 1330 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Kathleen L. Rush, telephone number (212) 400-6900.

Either your election to participate in the Offer to Amend and Exercise, or your consent to the Anti-Dilution Amendment, will also be deemed to be a waiver of the price-based anti-dilution rights linked to the PPO Shares you received in the PPO Unit Offering.

If you have any question or need assistance, you should contact Katalyst Securities LLC, Inc. (the “Warrant Agent”), the Warrant Agent for the Offer to Amend and Exercise. The Warrant Agent may be reached at:

Katalyst Securities LLC

1330 Avenue of the Americas, 35th Floor

New York, New York 10019

Attention: Michael Silverman

Tel: (917) 696-1708

Attention: David Landskowsky

Tel: (212) 612-3223

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

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CUR Media, Inc.

2217 New London Turnpike

South Glastonbury, CT 06073

Attention: Corporate Secretary

Tel: (860) 430-1520

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFER TO AMEND AND EXERCISE. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL ADVISOR.

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD CONSENT TO THE ANTI-DILUTION AMENDMENT. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE ANTI-DILUTION AMENDMENT. FOR QUESTIONS REGARDING YOUR INVESTMENT, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT OR OTHER FINANCIAL ADVISOR.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS OFFER TO AMEND AND EXERCISE HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF ORIGINAL WARRANTS. DISTRIBUTION OF THIS OFFER TO AMEND AND EXERCISE TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFER TO AMEND AND EXERCISE OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

THE SECURITIES BEING OFFERED PURSUANT TO THIS OFFER TO AMEND AND EXERCISE ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE DATE OF THIS OFFER TO AMEND AND EXERCISE IS MARCH 9, 2015

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SUMMARY OF TERMS

Company:

CUR Media, Inc., a Delaware corporation, with principal executive offices at 2217 New London Turnpike, South Glastonbury, CT 06073. CUR Media, Inc. is referred to in this Offer to Amend and Exercise as “we,” “us,” “our,” “CÜR Media,” or the “Company.”

The Company’s telephone number is (860) 430-1520. Our wholly-owned subsidiary, CUR Media, LLC, a Delaware limited liability company, is referred to in this Offer to Amend and Exercise as “CÜR Media, LLC.” On January 28, 2014, we consummated a contribution transaction (the “Contribution”) with CÜR Media, LLC, pursuant to a Contribution Agreement by and among the Company, CUR Media, LLC, and the holders of a majority of CÜR Media, LLC’s limited liability company membership interests. As a result of the Contribution, CUR Media, LLC became our wholly owned subsidiary, and we succeeded to the business of CÜR Media, LLC as our sole line of business.

Eligible holders of outstanding warrants are referred to as “you.”

Eligible Warrants:

Outstanding warrants to purchase 9,680,355 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at an exercise price of $2.00 per share (the “Original Warrants”), issued to investors participating in the Company’s private placement financing with respect to which closings occurred on January 28, 2014, March 14, 2014 and March 28, 2014 (the “PPO Unit Offering”).

Expiration Date:	5:00 p.m., Eastern Time on April 6, 2015, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”).

Terms of Amended Warrants:

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) as described below:

New Exercise Price: The exercise price will be reduced from $2.00 per share to $0.50 per share.

New Termination Date: The termination date will be shortened to run concurrently with the Expiration Date.

Lock-Up Period: The Amended Warrants will contain a lock-up provision that provides that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period for ninety (90) days after the Expiration Date (the “Lock-Up Period”). In addition, the Company may impose stop-transfer restrictions to enforce these restrictions.

No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants.

Anti-Dilution: The price-based anti-dilution provisions contained in the Original Warrants will be deleted and will have no application to the issuance (or deemed issuance) or exercise of the Amended Warrants.

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Market Restrictions: A holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant.

Anti-Dilution Amendment:

Regardless of whether you elect to participate in the Offer to Amend and Exercise, you may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”), the form of which is attached as Exhibit A-2 to the Election to Consent, Participate and Exercise Warrant. See Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a discussion of the Company’s reasons for eliminating the price-based anti-dilution provisions contained in the Original Warrants.

If you want to consent to the Anti-Dilution Amendment but you do not want to participate in the Offer to Amend and Exercise, you may submit an original signed Election to Consent, Participate and Exercise and indicate your consent to the Anti-Dilution Amendment therein. Such consent to the Anti-Dilution Amendment will apply to the total number of your Original Warrants.

Waiver of Anti-Dilution Rights Linked to PPO Shares:

In the Company’s PPO Unit Offering, the Company sold and issued to investors (i) an aggregate of 9,680,380 shares (the “PPO Shares”) of the Company’s Common Stock, and (ii) the 9,680,355 Original Warrants. Both the PPO Shares and Original Warrants have weighted-average anti-dilution protection, if within twenty-four (24) months after the final closing of the PPO Unit Offering the Company issues additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions) for a consideration per share less than $1.00.

Either your election to participate in the Offer to Amend and Exercise, or your consent to the Anti-Dilution Amendment, will also be deemed to be a waiver of the price-based anti-dilution rights linked to the PPO Shares you received in the PPO Unit Offering. Such waiver will apply to the price-based anti-dilution rights linked to the total number of your PPO Shares.

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Other Outstanding Warrants:

In addition to the Original Warrants, there are outstanding warrants to purchase an aggregate of 968,034 shares of the Company’s Common Stock comprised of warrants issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering (the “PPO Agent Warrants”).

The PPO Agent Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants. Like the Original Warrants, the terms of each of the PPO Agent Warrants may be amended with the consent of the Company and the holders thereof. Separate and apart from this Offer to Amend and Exercise, the Company intends to seek the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants. There can be no assurance that the Company will be successful in obtaining the consent of the holders of the PPO Agent Warrants.

Partial Participation Permitted:

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If a holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to less than all of such holder’s Original Warrants, then the Company will issue a new Original Warrant with an exercise price of $2.00 per share exercisable for that number of shares of Common Stock that such holder elects to exclude from the Offer to Amend and Exercise.

If a holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to some, but not all, of such holder’s Original Warrants, such holder may separately consent to the amending the excluded Original Warrants to remove the price-based anti-dilution provisions contained in such excluded Original Warrants. If you want to consent to the Anti-Dilution Amendment with respect to the excluded Original Warrants, you may submit an original signed Election to Consent, Participate and Exercise and indicate your consent to the Anti-Dilution Amendment therein.

Transfers:

The terms of the Original Warrants provide that a holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to the reasonable satisfaction of the Company. Any holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in the Original Warrants.

Conditions:

The Offer to Amend and Exercise is subject to certain conditions as described herein:

(i) As part of the Election to Consent, Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire, the form of which is attached as Exhibit A-5 to the Election to Consent, Participate and Exercise Warrant. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act.

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Although the Company requires that holders of Original Warrants complete an Accredited Investor Questionnaire, holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. All holders of Original Warrants at the time of their investment in the Company’s PPO Unit Offering represented to the Company that they were accredited investors as of the date of their investment. If any holders of Original Warrants have ceased to be accredited investors, we ask that they indicate as such in the Accredited Investor Questionnaire by checking the box marked “The entity is not an ‘Accredited Investor’ because none of the above apply.”

If the Company receives a completed Accredited Investor Questionnaire from any holder of Original Warrants that desires to participate in the Offer to Amend and Exercise indicating that such holder is no longer an accredited investor, the Company will, prior to the Expiration Date, file as part of a subsequent amendment to its Schedule TO and distribute to all holders of Original Warrants supplemental disclosure which includes all of the information required by Rule 502 of Regulation D and will extend the Expiration Date of the Offer to Amend and Exercise to the extent required under the Exchange Act and rules promulgated thereunder.

(ii) In addition, the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

(iii) You may not elect to exercise your Original Warrants pursuant to this Offer to Amend and Exercise unless you both consent to (a) the amendment of your Original Warrants in the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant and (b) the exercise of your Amended Warrant, which will happen simultaneously should you choose to participate in the Offer to Amend and Exercise.

Future Amendments to the Offer to Amend and Exercise:	If we materially change the terms of the Offer to Amend and Exercise we will extend the Expiration Date to the extent required under the rules of the Exchange Act.

How to Participate in the Offer to Amend and Exercise:

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company Common Stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) an original signed Election to Consent, Participate and Exercise Warrant, (ii) an original signed Accredited Investor Questionnaire (although holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise), (iii) the original of your Original Warrant (or an original signed Affidavit of Loss and Indemnification Agreement) for cancellation, and (iv) cash in the amount equal to $0.50 per share multiplied by the number of shares of Common Stock the holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Delaware Trust Company (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: CUR Media, Inc. c/o CKR Law LLP, 1330 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Kathleen L. Rush, telephone number (212) 400-6900 (or in the case of the cash exercise price, the funds sent either by wire or check as per the delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

If you execute and deliver an Affidavit of Loss and Indemnification Agreement in lieu of delivering the original of your Original Warrant, your Original Warrant will be cancelled by the Company, and the Company will promptly following the Expiration Date issue to you a new Original Warrant with an exercise price of $2.00 per share exercisable for that number of shares of Common Stock that such holder elects to exclude from the Offer to Amend and Exercise.

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Manner of Acceptance of Payment:

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company Common Stock issuable under the Amended Warrant. See Section 8, “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

Withdrawal Rights:

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and the original signed documents must be returned, prior to the Expiration Date, to: CUR Media, Inc. c/o CKR Law LLP, 1330 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Kathleen L. Rush, telephone number (212) 400-6900. Following the Expiration Date, you cannot withdraw your Election to Consent, Participate and Exercise Warrant. However, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by May 4, 2015, which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after May 4, 2015.

If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed Election to Consent, Participate and Exercise Warrant, (ii) return the original of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant without interest thereon or deduction therefrom.

Purposes of the Offer to Amend and Exercise and Use of Proceeds:

The purposes of this Offer to Amend and Exercise are as follows:

Reduction of Warrant Liability: The Offer to Amend and Exercise can help the Company reduce the warrant liability recorded by the Company on its financial statements. The warrant liability on the Company’s balance sheet may make it more difficult for the Company to list its shares of Common Stock on a national securities exchange.

The Original Warrants have weighted-average anti-dilution protection, which allows for a decrease in the per share exercise price of the Original Warrants if the Company issues additional shares of Common Stock without consideration or for consideration per share less than the exercise price of the Original Warrants. Based on these anti-dilution provisions, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for these warrants for as long as they are not exercised or have not expired. The warrant liability recorded by the Company was approximately $4,039,163 and $4,029,967 for the fiscal quarters ended June 30, 2014 and September 30, 2014, respectively. The Company expects future changes in the fair value of these warrants to continue to vary significantly from quarter to quarter. The Company believes these significant variations make it more difficult for investors to evaluate the Company’s business and operations.

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The warrant liability also serves as an impediment to the Company’s longer term goal to pursue listing of its Common Stock on a national securities exchange. The warrant liability required to be recorded by the Company may have the adverse effect of substantially reducing the Company’s stockholders’ equity. The initial listing standards applicable to the Company for both the NYSE MKT and NASDAQ require that a company meet minimum stockholders’ equity requirements.

Operating Capital to Accelerate Development and Commercialization of CÜR Music: A second purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating holders to exercise their Original Warrants at a significantly reduced exercise price during a shortened exercise period. The Company plans to use the net proceeds from the Offer to Amend and Exercise to fund its ongoing operations, including the Company’s efforts to complete the development and commercialization of CÜR Music, the Company’s streaming music service for listening on the web and mobile devices, and for general working capital purposes.

Plans or Proposals:

The Company intends to cancel the Original Warrants that are amended and exercised by the holders thereof pursuant to the Offer to Amend and Exercise. Original Warrants that are not so amended and exercised will remain outstanding pursuant to their original terms; provided, however, that, regardless of whether you participate, you may consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment.

No plans or proposals described in this Offer to Amend and Exercise or in any materials sent to the holders of the Original Warrants in connection with this Offer to Amend and Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item1006(c)(1) through (10), except as follows:

Any holder of Original Warrants who elects to exercise such holder’s Original Warrants will acquire additional shares of Common Stock of the Company as a result of such exercise. As of March 9, 2015, the Company had 24,929,363 shares of Common Stock outstanding. The Original Warrants are exercisable for an aggregate of 9,680,355 shares of Common Stock. Assuming all Original Warrants are exercised, the Company’s outstanding shares of Common Stock would increase to 34,609,718 shares, with the shares issued upon exercise of the Original Warrants representing approximately 28.0% of the Company’s then outstanding shares of Common Stock.

Registration of Warrant Shares:

The Original Warrants, the Amended Warrants, and the shares of Common Stock issuable upon exercise of the Original Warrants or Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

Pursuant to the terms of a Registration Rights Agreement dated January 28, 2014 between the Company and the purchasers of securities in the Company’s PPO Unit Offering, the Company previously filed a Registration Statement on Form S-1 (File No. 333-197043) (the “Registration Statement”) to register the resale of the shares of Common Stock underlying the Original Warrants under the Securities Act. Promptly following the Expiration Date, the Company will file a prospectus supplement to the prospectus included in the Registration Statement to reflect the substantive changes from the information currently set forth in such prospectus as a result of the Offer to Amend and Exercise. Thereafter, subject to your compliance with the Lock-Up Period, the holders of shares of Common Stock issuable upon exercise of the Amended Warrants and who are listed as selling stockholders in the Registration Statement may sell their shares of Common Stock covered under the Registration Statement in accordance with the resale restrictions set forth in the “Plan of Distribution” section of the Prospectus in the Registration Statement. Each holder of Original Warrants should read the applicable Prospectus carefully before deciding whether to participate in the Offer to Amend and Exercise. In addition, any holder (including any transferees or acquirers) of an Original Warrant or Amended Warrant who is not listed as a selling stockholder in the Prospectus cannot resell the shares received by such holder upon exercise of an Original Warrant or Amended Warrant in reliance on the Prospectus, unless and until the Company files a prospectus supplement or a post-effective amendment to the Registration Statement to include such holder as a selling stockholder. Absent the filing of the prospectus supplement or post-effective amendment to the Registration Statement, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

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Taxes:

We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 20, “Material U.S. Federal Income Tax Consequences” below for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Offer to Amend and Exercise.

Accounting Treatment:

Under U.S. generally accepted accounting principles (“GAAP”), the anti-dilution provisions in the Original Warrants cause the Original Warrants to be treated as a derivative liability. As a result, we must record the Original Warrants at their fair value on each balance sheet date and any change in value between reporting periods must be recorded as other income or expense, as the case may be, for the period ending on such reporting date. The fair value of the derivative liabilities associated with the Original Warrants increases as the price of our Common Stock increases, resulting in other expense in our consolidated statements of operations, and decreases as the price of our Common Stock decreases, resulting in other income. In other words, the existence of the anti-dilution provision causes our reported net income to decrease when the price of our Common Stock increases, and vice versa. If the Original Warrants are amended and exercised pursuant to the Offer to Amend and Exercise, or if the Original Warrants are amended by the Anti-Dilution Amendment, this effect on our derivative liability will no longer occur for future periods for these warrants. In addition, upon the exercise of the Original Warrants or the amendment of the Original Warrants by the Anti-Dilution Amendment, the liability associated with the Original Warrants would be reclassified from liabilities to stockholders’ equity, which would result in a decrease to the derivative liability account included in our balance sheet and an increase in stockholders’ equity.

Fees and Expenses:

The Company has retained Katalyst Securities LLC (the “Warrant Agent”) to act as its exclusive Warrant Agent for the Offer to Amend and Exercise pursuant to Warrant Agent Agreement attached as Exhibit (d)(1) to the Schedule TO. The Warrant Agent, in accordance with the terms of the Warrant Agent Agreement, will use their reasonable best efforts to maximize the number of holders of Original Warrants who elect to participate in the Offer to Amend and Exercise and exercise their Amended Warrants, including appropriate communications with the Original Warrant holders, as well as with the Original Warrant holders’ brokers, agents or other representatives. The Warrant Agent will receive an aggregate fee equal to 10% of the cash exercise prices paid by holders of the Original Warrants who participate in the Offer to Amend and Exercise and will receive warrants to purchase a number of shares of Common Stock equal to 10% of the number of Original Warrants exchanged and exercised in the Offer to Amend and Exercise, at an exercise price of $0.50 per share for a term of five (5) years, in the form of Warrant Agent Warrant attached as Exhibit (d)(2) to the Schedule TO. In addition, the Company has agreed to reimburse the Warrant Agent for its legal fees and expenses in the aggregate amount of $20,000 and their reasonable out-of-pocket expenses. The Warrant Agent must obtain the Company’s prior approval for any expenses in the aggregate in excess of $2,500. The Company has agreed to indemnify the Warrant Agent against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws.

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Interests of Directors and Executive Officers:

Our independent director holds Original Warrants and is eligible to participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of the Original Warrants. Please see Section 18, “Interests of Directors and Officers in the Offer to Amend and Exercise” below.

Historical and Pro Forma Financial Information and Other Financial Information:

The Company has included its financial statements for the fiscal years ended December 31, 2013 and 2012 and for the quarterly periods ended September 30, 2014 in this Offer to Amend and Exercise. The Company has also included pro forma information reflecting the effect of the Offer to Amend and Exercise in this Offer to Amend and Exercise.

As of September 30, 2014, the Company’s cash and cash equivalents were $4,540,692 compared to $5,938,999 at June 30, 2014. During the three months ended September 30, 2014, the Company used $1,377,939 of cash in operations compared to $1,249,970 for the three month period ended June 30, 2014. The Company believes its cash resources as of September 30, 2014 are sufficient to fund its current business plan, support operations, fund research and development and meet current obligations into the second quarter of 2015. Assuming that all of the Original Warrants are exercised in the Offer to Amend and Exercise resulting in estimated net proceeds of approximately $4,261,160, the Company anticipates it would have sufficient capital to fund its current business plan, support operations, fund research and development and meet current obligations until at least the fourth quarter of 2015.

Additional Information:

The Company has filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 15(d) of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

Information Requests:

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Consent Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Warrant Agent at the following address: Katalyst Securities LLC,1330 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Michael Silverman, (917) 696-1708, or Attn: David Landskowsky, (212) 612-3223.

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company at the following address: CUR Media, Inc., 2217 New London Turnpike, South Glastonbury, CT 06073, Attn: Corporate Secretary, telephone number (860) 430-1520.

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ABOUT THIS OFFER TO AMEND AND EXERCISE

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE AND, IF PROVIDED, SUCH INFORMATION MUST NOT BE RELIED UPON.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER TO AMEND AND EXERCISE, NEITHER THE COMPANY, NOR ITS DIRECTORS, OFFICERS, ADVISORS OR AGENTS, INCLUDING THE WARRANT AGENT, MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ACCEPT THE OFFER TO AMEND AND EXERCISE. YOU SHOULD NOT CONSIDER THE BOARD’S APPROVAL TO BE A RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE WARRANTS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ACCEPT THE OFFER TO AMEND AND EXERCISE.

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RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. WE FACE A VARIETY OF RISKS THAT MAY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND MANY OF THOSE RISKS ARE DRIVEN BY FACTORS THAT WE CANNOT CONTROL OR PREDICT. BEFORE YOU ELECT TO PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS OFFER TO AMEND AND EXERCISE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT. ONLY THOSE INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER AN INVESTMENT IN OUR SECURITIES.

THIS OFFER TO AMEND AND EXERCISE CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS OFFER TO AMEND AND EXERCISE, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Offer to Amend and Exercise and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

General Risks

We have a limited operating history upon which investors can evaluate our future prospects. We may never attain profitability.

We are a development stage company and have not yet begun any operations. Historically, we have been a shell company with no operating history and no assets other than cash. Upon consummation of the Contribution with CÜR Media, LLC, we redirected our business focus towards the development and commercialization of a music streaming subscription service. Although CÜR Media, LLC was incorporated in 2008, it did not launch its DMCA compliant internet radio product until 2012. Subsequently, CÜR Media, LLC took its iPhone and Android applications and its website offline to focus its resources on the development of CÜR, which we plan to launch later in 2015. Therefore, both the Company and CÜR Media, LLC have limited operating histories upon which an evaluation of our business plan or performance and prospects can be made. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, the development of a product, as well as those risks that are specific to our proposed business in particular. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be accepted in the market. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that the Company can successfully address these challenges. If it is unsuccessful, the Company and its business, financial condition and operating results will be materially and adversely affected.

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Given our limited operating history, management has little basis on which to forecast future demand for our products. The current and future expense levels of the Company following the Contribution are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because the business of the Company is new and its market has not been developed. We do not expect meaningful revenues until at least 2016. If the forecasts for the Company prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, the Company may be unable to adjust its spending in a timely manner to compensate for any unanticipated reduction in revenue. As a result, any significant reduction in revenues would immediately and adversely affect the business, financial condition and operating results of the Company.

We have a history of losses and we may not achieve or sustain profitability in the future.

We have incurred losses in each fiscal year since our incorporation in 2011, and CÜR Media, LLC has incurred losses in each fiscal year since its formation in 2008. We anticipate that our operating expenses will increase in the foreseeable future as we continue to invest to grow our business, acquire customers and develop our platform and new functionality. These efforts may prove more expensive than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these higher expenses. If we are unable to do so, the Company and its business, financial condition and operating results could be materially and adversely affected.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We raised an aggregate of approximately $9,680,300 in our PPO Unit Offering (before deducting placement agent fees and expenses of the PPO Unit Offering estimated at approximately $1,529,000). Assuming that all of the Original Warrants are exercised in the Offer to Amend and Exercise, resulting in estimated net proceeds to the Company of approximately $4,261,160, we believe we will have sufficient funds to meet our presently anticipated working capital requirements for approximately 6-9 months from the date hereof. This belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect. In addition, we may need to raise significant additional funds sooner in order to implement our business plan, support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. If our financial resources are insufficient, we will require financing in addition to the PPO Unit Offering and Offer to Amend and Exercise in order to meet our plans for expansion. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing shareholders will be reduced, our shareholders may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of our existing shareholders. If adequate funds are not available on acceptable terms, or at all, we may be unable to develop or enhance our products and services, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, and we are unable to commercialize our products giving us access to additional cash resources, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

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Our products may not be accepted in the market.

We cannot be certain that CÜR Music, or other products or services we may develop or market will achieve or maintain market acceptance. Market acceptance of our products depends on many factors, including our ability to license the necessary content from the music labels and publishers, to convince key opinion leaders to provide recommendations regarding our products, convince distributors and customers that our technology is an attractive alternative to other technologies, supply and service sufficient quantities of products directly or through marketing alliances, and price products competitively in light of the current macroeconomic environment.

Business Risks

Online and mobile music services are an emerging market, which makes it difficult to evaluate our current business and future prospects.

The market for streaming music on the internet and on mobile devices has undergone rapid and dramatic changes in its relatively short history and is subject to significant challenges. As a result, the future revenue and income potential of our business is uncertain. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and rapidly evolving market, which risks and difficulties include, among others:

•	Our relatively new, evolving and unproven business model.

•	Our ability to build our listener base and our paid subscriber base.

•	Our ability to effectively convert users from free trial to paid subscription service.

•	Our ability to negotiate an economically feasible agreement with the major and independent music labels and publisher rights organizations.

•	Our ability to attract advertisers, and prove to advertisers that our advertising platform is effective enough to justify a pricing structure that is profitable to us.

•	Our ability to develop and maintain relationships with makers of mobile devices, consumer electronics products and automobiles.

•	Our ability to develop and maintain relationships with Apple’s iTunes Store (App Store), Google’s Google Play Store and other distribution platforms.

•	Our operation under an evolving music industry licensing structure that may change or cease to exist, which in turn may result in significant increase in operating expenses.

Failure to successfully address these risks and difficulties, and other challenges associated with operating in a new and emerging market, could significantly harm our business, financial condition, results of operations, liquidity and prospects.

Our failure to manage growth, diversification and changes to our business could harm our business.

We currently have no revenue, but may encounter significant growth upon the anticipated launch of our product, CÜR Music. The failure to successfully manage and monetize any growth, and to successfully diversify our business in the future, could harm the success and longevity of our company.

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Investing in our securities is considered a high risk investment.

An investment in an early stage company such as ours involves a degree of risk, including the possibility that your entire investment may be lost. There can be no assurance that our online streaming music monthly subscription platform will be successful or profitable.

We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe that our future success is highly dependent on the continued services of our key officers, employees, and Board members as well as our ability to attract and retain highly skilled and experienced technical personnel. The loss of their services could have a detrimental effect on our operations. The departure of Thomas Brophy, our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer, and a director of ours, or any major change in our Board or management, such as the departure of our Chairman, John A. Lack, or Vice Chairman, Robert Jamieson, could adversely affect our operations.

Investors will have little control over operations

Management has complete authority to make decisions regarding day-to-day operations, and may take actions with which investors disagree. Except for limited voting rights, investors will have no control over management and must rely exclusively upon their decisions.

Expansion of our operations into new fields may subject us to additional business, legal, financial and competitive risks.

We may decide to provide non-musical content such as talk, comedy, news, weather, or other areas where we may have less experience or where we could be subject to additional business, legal, financial, and competitive risks.

Our success hinges on selling subscriptions by successfully attracting and retaining paying customers.

If our efforts to attract prospective subscribers and to retain subscribers are not successful, our growth prospects and revenue will be adversely affected. We plan to provide new users of CÜR Music with a free trial upon registration. If we are not able to convert users of our free trial to become paying subscribers, our growth prospects and ability to generate revenues will be negatively impacted.

Users of the Raditaz application and/or website may not transition to CÜR.

We have taken our beta product, Raditaz, offline in order to develop CÜR Music, and there are no assurances that users of Raditaz will transition to CÜR. If Raditaz’s beta users do not transition to CÜR, CÜR’s capital needs, results of operations, viability and growth prospects may be adversely affected.

Much of the success of our business plan relies on the accuracy of our business and customer research.

We engaged an outside research firm to conduct a research study regarding, among other things, the demand for CUR Music’s proposed product and features set. If the results of the research study prove to be inaccurate, our capital needs, results of operations, viability and growth prospects will be adversely affected.

The success of our products relies heavily on the use of search technologies and marketing campaigns to drive users to our websites and mobile applications.

We intend to utilize search technologies and services, and to engage in marketing campaigns and referral relationships, to drive user traffic to our websites and mobile applications. If we are unable to utilize search technologies and other services that generate significant traffic to our websites and mobile applications, or we are unable to enter into or continue distribution relationships that drive significant traffic to our websites, our business could be harmed, causing our revenues to decline.

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We must license and pay for the content our product delivers to its users and the content owners must grant us permission for use.

We must license all of CÜR’s content from major and independent music labels. These music labels will need to agree to license their content to us, and also approve many of CÜR Music’s features that would grant our customers enhanced access to their licensed material, such as on-demand play, song skipping and replaying, and offline listening. If we are not able to reach agreement with the music labels and/or publisher rights organizations on CÜR Music’s product features, pricing and/or cost of content licenses, our capital needs, results of operations, viability and growth prospects will be adversely affected.

If any of the three major music labels (Universal, Warner and/or Sony) and/or independent music labels do not grant permission, rescind permission, or fail to grant permission on economically favorable terms to sell or stream music from MediaNet, Apple, Amazon, Google or other sources, our revenue numbers will be negatively impacted.

We may not be able to find and/or hire employees with the necessary skills to build the necessary software applications that are necessary to operating and growing the business.

Premier technology software developers, designers and other technology personnel are in high demand in our industry. There may be competitors or other technology companies that have more capital to allocate for such personnel, making our search for such job positions more difficult and expensive, thus increasing our business expenses.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork and focus that contribute crucially to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork, cultivates creativity and promotes focus on execution. We have invested substantial time, energy and resources in building a highly collaborative team that works together effectively in a non-hierarchical environment designed to promote openness, honesty, mutual respect and pursuit of common goals. As we grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

There are no assurances that our development team can build all of CÜR Music’s planned product features.

Our software applications may not work as intended and the Company may not be able to develop the necessary software applications and/or product features. We are designing CÜR Music to include features that may be considered ambitious and untested, such as a library of several million songs, on-demand playlists, unlimited song skip and repeat functionality, social features, lyric synchronization, photo and video integration and storage and more. There are no assurances that the product features can be completed in the projected time-frame. If we are not able to accomplish these objectives, our capital needs, results of operations, viability and growth prospects will be adversely affected.

If we fail to accurately predict and play music that our listeners enjoy, we may fail to retain existing and attract new subscribers, both online and offline.

Our personalized playlist generating system will be obtained through a partnership with a digital entertainment service provider and is being designed to enable us to predict listener music preferences and select music content tailored to our listeners’ music tastes. While this third party provider has invested significant resources in refining these technologies, we cannot assure you that such investments will continue in the future or yield an attractive return or that such refinements will be effective. The effectiveness of personalized playlist generating system depends in part on our ability to gather and effectively analyze large amounts of listener data and listener feedback, and we have no assurance that we will be successful in enticing listeners to provide feedback sufficient for our database to effectively predict and select new and existing songs. In addition, our ability to offer listeners songs that they have not previously heard and impart a sense of discovery depends on our ability to acquire and appropriately categorize additional songs that will appeal to our listeners’ diverse and changing tastes. Our ability to predict and select music content that our listeners enjoy is critical to the perceived value of our service among listeners and failure to make accurate predictions would adversely affect our ability to attract and retain listeners, convert free listeners to paid subscribers, increase listener hours and sell advertising.

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We are subject to a number of risks related to credit card and debit card payments that we plan to accept, and we may not be able to enter into an economically favorable credit and debit card processing arrangements.

Our subscription business, which we anticipate will make up for 80-85% of total revenue, will be completely dependent on our ability and third party processors’ abilities to process monthly subscription payments through credit and debit card processing methods. Any disruption in this service could adversely affect our business.

For credit and debit card payments, we will be required to pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our products, or suffer an increase in our operating expenses, either of which could adversely affect our business, financial condition and results of operations.

If we or any of our processing vendors have problems with our billing software or our third party’s billing software, or the billing software malfunctions, it could have an adverse effect on our subscriber satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software or our third party’s billing software fails to work properly and, as a result, we do not automatically charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition and results of operations could be adversely affected.

We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We will need to assess whether we are fully compliant with the Payment Card Industry, or PCI, Data Security Standard, or PCI DSS, a security standard with which companies that collect, store, or transmit certain data regarding credit and debit cards, credit and debit card holders, and credit and debit card transactions are required to comply. Our failure to comply fully with PCI DSS may violate payment card association operating rules, federal and state laws and regulations, and the terms of our contracts with payment processors and merchant banks. Such failure to comply fully also may subject us to fines, penalties, damages, and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that, even if PCI DSS compliance is achieved, we will maintain PCI DSS compliance or that such compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, credit and debit card holders and credit and debit card transactions.

If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, each of which could adversely affect our business, financial condition and results of operations.

If we are unable to maintain our chargeback rate or refund rates at acceptable levels, credit card and debit card companies may increase our transaction fees or terminate their relationships with us. Any increases in our credit card and debit card fees could adversely affect our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

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We may experience a reduction or increase in the prices of our products which would have a negative impact on our business and on our margins.

We anticipate charging a monthly fee for our base platform. Our business model is unproven, and if we have to adjust our subscription prices lower, the lower revenue could adversely affect our business. Conversely, if we have to adjust our subscription prices higher, it would be more difficult to attract and retain our subscribers, and the impact would likely cause a negative trend in our subscriber retention numbers, and could adversely affect our business.

Our product is vulnerable to service disruptions and software problems.

Our users will be entirely dependent on our mobile phone application and website working properly for their enjoyment. Any disruption in these services could cause us to lose subscribers and harm our business.

Loss of potential customers, or partners and potential partners who provide content we distribute to our customers.

Our technology and CÜR Music product will be dependent upon technology companies such as MediaNet, Amazon, Google, Apple, Microsoft and others, for the provision of digital music song library, creation of customized playlists and the hosting of our services. A loss of these content providers or a technical issue with these providers could materially disrupt our business.

Changes to our products, services, technologies, licenses or business practices or strategies may drive away customers.

Any change to our business model and/or CÜR product may cause a loss of subscribers and the inability to attract subscribers, which may adversely affect our business. Examples of such changes include, but are not limited to, a change or drop of certain CÜR Music features, increase or decrease in subscription rates, a decrease in the quality of music streamed, a shift to a smaller library of music, inability to keep pace with competitors, and maintaining relationships with makers of consumer products such as mobile phones, tablets, and automobiles.

If web, smartphones, tablet and connected TV devices, their operating systems or content distribution channels, including those controlled by our competitors, develop in ways that prevent our solutions from being delivered to their users, our ability to grow our business will be impaired.

Our business model depends upon the continued compatibility of our solutions with most internet-connected devices across online, mobile, tablet and connected TV distribution channels, as well as the major operating systems that run on them. The design of these devices and operating systems are controlled by third parties with whom we do not have any formal relationships. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. In some cases, the parties that control the development of internet-connected devices and operating systems include companies that we regard as our competitors, including some of our most significant competitors. For example, Google controls the Android operating system and also controls a significant number of mobile devices. Apple, Inc. controls iOS devices including mobile, tablet and computer devices. If our solutions were unable to work on these devices or operating systems, either because of technological constraints or because a maker of these devices or developer of these operating systems wished to impair our ability to provide our solutions on them, our ability to grow our business would be impaired.

If we experience lengthened sales cycles, our business operations may be adversely affected.

Our business will be dependent on revenue from subscription, advertising and song sales, and merchandise and ticket sales. Our subscription transactions, song sales and other revenues will involve credit card processing. Any delays or lengthened sales cycles, delays in collect fees due from credit card companies and/or credit card transaction cancellations, may adversely affect our business.

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Degradation in our stature and reputation in the market could harm our business.

Our CÜR and Raditaz brand names are very important to us, and any degradation in our stature and reputation in the market may adversely affect our business.

Our failure to drive advertising revenue could harm our business.

While we anticipate revenue from advertisements to be a non-core revenue generator and make up approximately 15% of total revenue, advertising revenue will still be an important factor in determining our financial success. Our ability to attract and retain advertisers, and ultimately to generate advertising revenue, depends on a number of factors, including, but not limited to, the number of users and subscribers and the number of listener hours on CÜR, keeping pace with changes in technology and the competition, and competing effectively for advertising dollars from other online marketing and media companies.

We may be unable to retain key advertisers, attract new advertisers or replace departing advertisers with advertisers that can provide comparable revenue to us.

Our success requires us to develop, maintain and expand our relationships with brand advertisers, including the ad agencies that represent them, and to develop new relationships with other brand advertisers and ad agencies. Advertising agreements generally do not include long-term obligations requiring them to purchase from us and are cancelable upon short notice and without penalty in accordance with standard terms and conditions for the purchase of internet advertising published by the Interactive Advertising Bureau. As a result, we have limited visibility as to our future advertising revenue streams from our advertisers.

Our advertisers' usage may decline or fluctuate as a result of a number of factors, including, but not limited to:

•	the performance of their display and audio ad campaigns and their perception of the efficacy and efficiency of their advertising spending through CÜR Music;

•	changes in the economic prospects of advertisers or the economy generally, which could alter current or prospective advertisers' spending priorities;

•	our ability to deliver display, audio and/or video ad campaigns in full, i.e., our ability to serve each requested impression;

•	their satisfaction with our solutions and our client support;

•	the ability of our optimization algorithms underlying our solutions to deliver better rates of return ad spending dollars than competing solutions;

•	seasonal patterns in advertisers' spending, which tend to be discretionary;

•	the pricing of our or competing solutions; and

•	reduction in spending levels or changes in brand advertisers' strategies regarding advertising spending.

If a major advertiser decides to materially reduce its advertising spend, it could do so on short or no notice. We cannot assure that our advertisers will continue to use CÜR Music, or that we will be able to replace in a timely or effective manner departing advertisers with new advertisers from whom we generate comparable revenue.

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Unavailability of, or fluctuations in, third-party measurements of our audience may adversely affect our ability to grow advertising revenue.

Selling ads requires that we demonstrate to advertisers that our service has substantial reach, and we may rely on third parties to quantify the reach of our service. These third-party ratings may not reflect our true listening audience and the third parties may change their methodologies, either of which could adversely impact our business. Third-party independent rating agencies have not yet developed rating systems that comprehensively and accurately measure the reach of our service. We expect that in the future these rating agencies will begin to publish increasingly reliable information about the reach of our service. However, until then, in order to demonstrate to potential advertisers the reach of our service, we must supplement third-party ratings data with our internal research, which is perceived as less reliable than third-party numbers. If our mobile audience becomes rated, it is not clear whether the measurement technology of the third-party rating agencies will initially integrate with ours or whether their methodology will accurately reflect the value of our service. If such third-party ratings are inaccurate or we receive low ratings, our ability to convince advertisers of the benefits of our service would be adversely affected.

We will compete with hundreds of services that stream music to users of the internet and mobile devices.

The streaming music industry is heavily saturated with competitors, many of which offer ad-supported free music listening. We do not plan for CÜR Music to have a free, ad-supported product, like many of our competitors. If we decide to integrate a free, ad-supported product into CÜR Music, our capital needs, results of operations, viability and growth prospects may be adversely affected.

Our users will access CÜR Music through mobile devices, tablets, the internet, automobiles and other platforms.

If the cost of assessing streaming music, including CÜR Music, through cellular networks proves to be too expensive for potential subscribers or subscribers of CÜR Music, our capital needs, results of operations, viability and growth prospects may be adversely affected.

Many of our subscribers may purchase our service through on-line third party stores.

Google and Apple assess a fee equal to 30% of purchases made within applications on their platforms (Android and iOS). If we are unable to have a significant percentage of our subscribers sign-up and subscribe to CÜR Music through a web browser outside of these platforms, our business, financial condition and/or results of operations will be adversely affected. If we are unable to reach agreement with music labels on acceptable terms, where users subscribe through the Android and iOS platforms, our business, financial condition and/or results of operations will be adversely affected. Further, if Apple, Google, Amazon or other companies change the structure of their online stores, we may not be able to get customers to download our applications.

Many of our potential subscribers may be young and may not have access to credit cards or have the ability to pay for CÜR Music.

If we are unable to provide adequate payment options for younger potential subscribers, our business, financial condition and/or results of operations will be adversely affected.

We may not be able to negotiate economically viable agreements with publisher rights organizations including SESAC, ASCAP, BMI, Sony/ATV, EMI, Universal, among others.

If music publishers withdraw all or a portion of their musical works from performing rights organizations for public performances by means of digital transmissions, then we may be forced to enter into direct licensing agreements with these publishers at rates higher than those we intend to pay to publisher rights organizations, or we may be unable to reach agreement with these publishers at all, which could adversely affect our business, our ability to attract and retain listeners, financial condition and results of operations.

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If we fail to detect click fraud or other invalid clicks on ads, we could lose the confidence of our advertisers, which would cause our business to suffer.

Our business will rely on delivering positive results to our advertising customers. We will be exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. A major source of invalid clicks could result from click fraud where a listener intentionally clicks on ads for reasons other than to access the underlying content of the ads. If fraudulent or other malicious activity is perpetrated by others and we are unable to detect and prevent it, or if we choose to manage traffic quality in a way that advertisers find unsatisfactory, the affected advertisers may experience or perceive a reduced return on their investment in our advertising products, which could lead to dissatisfaction with our advertising programs, refusals to pay, refund demands or withdrawal of future business. This could damage our brand and lead to a loss of advertisers and revenue.

Some of our services and technologies may use “open source” software, which may restrict how we use or distribute our service or require that we release the source code of certain services subject to those licenses.

Some of our services and technologies may incorporate software licensed under so-called “open source” licenses, including, but not limited to, the GNU General Public License and the GNU Lesser General Public License. Such open source licenses typically require that source code subject to the license be made available to the public and that any modifications or derivative works to open source software continue to be licensed under open source licenses. Few courts have interpreted open source licenses, and the manner in which these licenses may be interpreted and enforced is therefore subject to some uncertainty. We rely on multiple software programmers to design our proprietary technologies, and we do not exercise complete control over the development efforts of our programmers and we cannot be certain that our programmers have not incorporated open source software into our proprietary products and technologies or that they will not do so in the future. In the event that portions of our proprietary technology are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our services and technologies and materially and adversely affect our business, results of operations and prospects.

We are required to indemnify management and its affiliates for their good faith actions. Indemnification may cause any liability they incur to be paid by us.

We are required to indemnify management and its affiliates for any liabilities they incur in connection with business if incurred in good faith, in a manner reasonably believed to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Management is not liable to the company for any act or omission it may make in good faith and that it believes is in the company’s best interest, except for acts of gross negligence or willful misconduct. Under certain circumstances, management will be entitled to indemnification from the company for losses it or any affiliate, employee, officer, director, or owner incurs in defending actions arising out of their position as or with management.

We may not be successful in distributing its products on the internet or on mobile devices, or using a paid marketing strategy on the internet, on mobile devices, on tablets of offline.

More individuals are utilizing non-Personal Computer (“PC”) devices to access the Internet and our services, and versions of our services developed or optimized for these devices may not gain widespread adoption by users, manufacturers or distributors of such devices or may not work on these devices, based on the broad range of unique technical requirements that may be established for each device by their manufacturers and distributors globally.

We may not be able to acquire the amount of users projected in our financial model.

We may not be able to acquire the number of internet users and/or mobile phone users that is projected in our financial model or achieve the projected market penetration rates.

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We may not be able to launch our music streaming service on iPhone, Android and the web and associated tablets.

If we are not able to launch CÜR Music on iPhone, Android and/or the web and/or on associated tablets, our business, financial condition and/or results of operations will be adversely affected.

Government regulation of the internet is evolving, and unfavorable developments could have an adverse effect on our operating results.

Any changes in laws or regulations or new laws and regulations relating to our services could adversely affect our business, results of operations and our business prospects. If the government were to place limitations on the amount and type of content that can be streamed over networks, the internet and to mobile and other applications, our business, results of operations and our business prospects could be adversely affected.

We face competition from entities in our industry with substantially more capital, greater name recognition, more employees, greater resources, and longer operating histories than we do.

Significant competition from traditional offline music distribution competitors, from larger media companies like Apple, Google, Amazon and others, and from other online digital music services, as well as online theft or “piracy”, could have a negative impact on our business.

We face many risks associated with our long-term plan to expand our operations outside of the United States, including difficulties obtaining rights to stream music on favorable terms, which could harm our business, operating results and financial condition.

Expanding our operations into international markets is an element of our long-term strategy. However, offering our service outside of the United States involves numerous risks and challenges. If we are unable to expand our business outside the United States as planned, our growth prospects and our ability to generate revenue will be negatively impacted.

Operating internationally requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required in establishing and expanding our international operations will produce desired levels of revenue or profitability. If we invest substantial time and resources to establish and expand our international operations and are unable to do so successfully and in a timely manner, our business and operating results will suffer.

We have no international operations and any future international expansion may expose us to several risks, such as difficulty adapting our solutions for international markets. As we have limited experience in marketing, selling and supporting our solutions abroad, and any future international expansion of our business will involve a variety of risks, including:

•	localization of our solutions, including translation into foreign languages and adaptation for local practices;

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	differing labor regulations where labor laws may be more advantageous to employees as compared to the United States;

•	more stringent regulations relating to data security and the unauthorized use of, or access to, commercial and personal information, particularly in the European Union;

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•

reluctance to allow personally identifiable data related to non-U.S. citizens to be stored in databases within the United States, due to concerns over the U.S. government's right to access information in these databases or other concerns;

•	changes in a specific country's or region's political or economic conditions;

•

challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs;

•	risks resulting from changes in currency exchange rates;

•	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

•	different or lesser intellectual property protection; and

•	exposure to liabilities under anti-corruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act and similar laws and regulations in other jurisdictions.

Third Party Risks

We will rely on third parties to provide software and related services necessary for the operation of our business.

We are incorporating and including third-party software into and with our applications and service offerings and expect to continue to do so. The operation of our applications and service offerings could be impaired if errors occur in the third-party software that we use. It may be more difficult for us to correct any defects in third-party software because the development and maintenance of the software is not within our control. Accordingly, our business could be adversely affected in the event of any errors in this software. There can be no assurance that any third-party licensors will continue to make their software available to us on acceptable terms, to invest the appropriate levels of resources in their software to maintain and enhance its capabilities, or to remain in business. Any impairment in our relationship with these third-party licensors could have a material adverse effect on our business, results of operations, cash flow and financial condition.

We will depend upon third party licenses for musical works and the ability to obtain these licenses, a change to or loss of these licenses could increase our operating costs or adversely affect our ability to retain and expand our listener base, and therefore could adversely affect our business.

To secure the rights to stream musical works embodied in sound recordings over the internet, we will obtain licenses from or for the benefit of copyright owners and pay royalties to copyright owners or their agents. Those who own copyrights in musical works are vigilant in protecting their rights and seek royalties that are very high in relation to the revenue that can be generated from the public performance of such works. There is no guarantee that the licenses available to us now will continue to be available in the future or that such licenses will be available at the royalty rates associated with the current licenses. If we are unable to secure and maintain rights to stream musical works or if we cannot do so on terms that are acceptable to us, our ability to stream music content to our listeners, and consequently our ability to attract and retain advertisers, will be adversely impacted.

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In order to stream musical works embodied in sound recordings over the internet, we must obtain public performance licenses and pay license fees to performing rights organizations: Broadcast Music, Inc., or BMI, SESAC, Inc., or SESAC, and the American Society of Composers, Authors and Publishers, or ASCAP, among others. These organizations represent the rights of songwriters and music publishers, negotiated with copyright users such as us, collect royalties and distribute those royalties to the copyright owners they represent, namely songwriters and music publishers. Performing rights organizations have the right to audit our playlists and royalty payments, and any such audit could result in disputes over whether we have paid the proper royalties. If such a dispute were to occur, we could be required to pay additional royalties and the amounts involved could be material.

We will also have so called mechanical royalties to music publishers for the reproduction and distribution of musical works embodied in transitory copies used to make streams audible to our listeners. If music publishers were to change their position and seek to be paid mechanical royalties by us, and a final judgment were entered by a court requiring that payment, our royalty obligations could increase significantly and our business and financial interests could be harmed.

Our revenue from song sales will depend on third party stores and services.

A portion of our revenue model is dependent on the sale of songs through Amazon, Apple’s iTunes store, Google and/or MediaNet. If these parties or similar parties were to change their pricing structure by effectively lowering or increasing their prices, our business could be impacted negatively. Also, if these parties were to not allow us access to sell their products or the ability to access their products in an efficient manner, our business could be negatively impacted.

We plan to rely on third parties to administer our subscriptions and credit card transactions, and we may take such management in-house in the future.

We plan to rely on a third party company to manage our subscriber list and customer payments. If we decide to manage subscriptions and payments transactions in-house we will assume the regulatory and financial risk for such user information and financial transactions.

We will generate our created playlists and stations using data from a third party.

We entered into an agreement with a third party, a leading music intelligence company, to utilize their music intelligence platform for generating music playlists and other information for CÜR users. If such third party were to decide to not let us use their data, we may not be able to enable users to create playlist and/or stations. This would have a negative impact on our business.

We relied on, and anticipate continuing to rely on, MediaNet for our music catalog.

We relied on, and anticipate continuing to rely on, MediaNet for our music catalog. The size of the catalog is dependent on the successful negotiation of music licenses with the major and independent music labels. We may not be able to obtain licenses from major and independent music labels, which would materially and adversely affect our business results, operations and our business prospects.

We rely on third-party providers for our principal Internet connections and technologies, databases, and network services critical to our properties and services.

We rely extensively on Amazon, Inc. for various hosting services, and other companies for various other internet, database, and network services. Any errors, failures or disruption in the services provided by these third parties could significantly harm our business, results of operations and our business prospects.

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The inability to obtain or the loss of agreements with the makers of mobile operating systems and devices, renegotiation of such agreements on less favorable terms or other actions these third parties any take could harm our business.

We currently do not have any agreements with makers of mobile operating systems or devices. Future agreements with the makers of mobile operating systems and devices through which our service may be accessed, including Apple, Blackberry, Amazon and Google, among others, will be short term or may provide that they can be cancelled at any time with little or no prior notice or penalty. The loss of these agreements once obtained, or the inability to obtain these agreements or the renegotiation of these agreements on less favorable economic or other terms, could limit the reach of our service and its attractiveness to advertisers, which, in turn, could adversely affect our business, financial condition and results of operations. Some of these mobile device makers, including Apple, are now, or may in the future become, competitors of ours, and could stop allowing or supporting access to our service through their products for competitive reasons. Furthermore, because devices providing access to our service are not manufactured and sold by us, we cannot guarantee that these companies will ensure that their devices perform reliably, and any faulty connection between these devices and our service may result in consumer dissatisfaction toward us, which could damage our brand.

If we are unable to continue to make our technology compatible with the technologies of third-party distribution partners who make our service available to our listeners through mobile devices, consumer electronic products and automobiles, we may not remain competitive and our business may fail to grow or decline.

In order to deliver music everywhere our listeners want to hear it, we need our service to be compatible with mobile, consumer electronic, automobile and website technologies. Our service will be accessible in part through CÜR-developed or third-party developed applications that hardware manufacturers embed in, and distribute through, their devices. Connected devices and their underlying technology are constantly evolving. As internet connectivity of automobiles, mobile devices, and other consumer electronic products expands and as new internet-connected products are introduced, we must constantly adapt our technology. It is difficult to keep pace with the continual release of new devices and technological advances in digital media delivery and predict the problems we may encounter in developing versions of our applications for these new devices and delivery channels, and it may become increasingly challenging to do so in the future. In particular, the technology used for streaming the CÜR Music service in automobiles remains at an early stage and may not result in a seamless customer experience. If automobile and consumer electronics makers fail to make products that are compatible with our technology or we fail to adapt our technology to evolving requirements, our business and financial results could be harmed.

Furthermore, consumer tastes and preferences can change in rapid and unpredictable ways and consumer acceptance of these products depends on the marketing, technical and other efforts of third-party manufacturers, which is beyond our control. If consumers fail to accept the products of the companies with whom we partner or if we fail to establish relationships with makers of leading consumer products, our business could be adversely affected.

Interruptions or delays in our services or from third-party vendors could adversely affect our brand and disrupt our business.

We will rely on systems housed in our own facilities and upon third-party vendors, including bandwidth providers and data center facilities located in locations throughout the United States and potentially the world, to enable listeners to receive our content in a dependable, timely, and efficient manner. We expect to experience periodic service interruptions and delays involving our own systems and those of our third-party vendors. We do not currently maintain a live fail-over capability that would allow us to switch our streaming operations from one facility to another in the event of a service outage. Both our own facilities and those of our third-party vendors are and will be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. They also are and will be subject to break-ins, sabotage, intentional acts of vandalism, failure of physical, administrative, and technical security measures, terrorist acts, natural disasters, human error, the financial insolvency of our third-party vendors and other unanticipated problems or events. The occurrence of any of these events could result in interruptions in our service and to unauthorized access to, or alteration of, the content and data contained on our systems and that these third-party vendors store and deliver on our behalf.

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Defects or errors in our solutions could harm our reputation, result in significant costs to us, and impair our advertisers' ability to deliver effective advertising campaigns.

The technology underlying our solutions, including our proprietary technology and technology provided by third-parties, may contain material defects or errors that can adversely affect our ability to operate our business and cause significant harm to our reputation. This risk is compounded by the complexity of the technology underlying our solutions and the large amounts of data we utilize. Errors, defects, disruptions in service or other performance problems in our solutions could result in the incomplete or inaccurate delivery of an ad campaign, including serving an ad campaign in an incomplete or inaccurate manner, in an incorrect geographical location or in an environment that is detrimental to the advertiser's brand health. Any such failure, malfunction, or disruption in service could result in damage to our reputation, our advertising clients withholding payment to us or the advertisers making claims or initiating litigation against us, and our giving credits to our advertiser clients toward future advertising spend. As a result, defects or errors in our solutions could harm our reputation, result in significant costs to us, and impair our advertisers' ability to deliver effective advertising campaigns.

System failures could significantly disrupt our operations and cause us to lose advertisers or publishers.

Our success will depend on the continuing and uninterrupted performance of our solutions, which we will utilize to enable our users to stream music, edit playlists, create playlists, receive payments, place ads, monitor the performance of advertising campaigns, manage our advertising inventory, among other things. Our revenue will depend on our ability to collect subscription fees and deliver ads. Sustained or repeated system failures that interrupt our ability to provide our service, could significantly reduce the attractiveness of our solutions and reduce our revenue. Our systems will be vulnerable to damage from a variety of sources, including telecommunications failures, power outages, malicious human acts and natural disasters. In addition, any steps we take to increase the reliability and redundancy of our systems may be expensive and may not be successful in preventing system failures. Any such system failures could significantly disrupt our operations and cause us to lose users, subscribers and advertisers.

We will exercise no control over our third-party vendors, which will make us vulnerable to any errors, interruptions, or delays in their operations. Any disruption in the services provided by these vendors could have significant adverse impacts on our business reputation, customer relations and operating results. Upon expiration or termination of any of our agreements with third-party vendors, we may not be able to replace the services provided to us in a timely manner or on terms and conditions, including service levels and cost, that are favorable to us, and a transition from one vendor to another vendor could subject us to operational delays and inefficiencies until the transition is complete.

Our success will depend on our subscribers continued access to the internet and wireless devices and the continued reliability and maintenance of the internet and cellular infrastructure.

Because our service is being designed primarily to work over the internet and cellular networks, our revenue growth will depend on our listeners’ low cost, high-speed access to the internet, as well as the continued maintenance and development of the internet infrastructure, including the wireless internet infrastructure and the cellular network infrastructure. The delivery of our service will depend on third-party internet service providers and wireless telecommunication companies expanding high-speed internet access and wireless networks, maintaining reliable networks with the necessary speed, data capacity and security, and developing complementary products and services for providing reliable and timely wired and wireless internet access and services. The success of our business depends generally on the continued accessibility, maintenance and improvement of the internet and, in particular, on access to the internet through wireless infrastructure, to permit high-quality streaming of music content and provide a convenient and reliable platform for customer interaction. All of these factors are outside of our control.

To the extent that the internet and the wireless internet infrastructure continue to experience an increasing number of listeners, frequency of use and expanding bandwidth requirements, the internet and wireless networks may become congested and unable to support the demands placed on them, and their performance and reliability may decline. In addition, the wireless communications companies that provide our listeners with access to the internet through wireless networks may raise their rates or impose data usage limits, which could cause our listeners to decrease their usage of our service or our listenership to decline. Any future internet or wireless network outages, interruptions, bandwidth constraints, rate increases or data usage limits could adversely affect our ability to provide service to our listeners and advertising customers.

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If our security systems are breached, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners and advertisers.

Techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent unauthorized access to data pertaining to our listeners, including credit card and debit card information and other personally identifiable information. If an actual or perceived breach of security occurs of our systems or a vendor’s systems, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners, which in turn would harm our efforts to attract and retain advertisers. We also would be required to expend significant resources to mitigate the breach of security and to address related matters.

We cannot control the actions of third parties who may have access to the listener data we collect. The integration of the CÜR service with applications provided by third parties represents a significant growth opportunity for us, but we may not be able to control such third parties’ use of listeners’ data, ensure their compliance with the terms of our privacy policies, or prevent unauthorized access to, or use or disclosure of, listener information, any of which could hinder or prevent our efforts with respect to growth opportunity.

Any failure, or perceived failure, by us to maintain the security of data relating to our listeners and employees, to comply with our posted privacy policy, laws and regulations, rules of self-regulatory organizations, industry standards, and contractual provisions to which we may be bound, could result in the loss of confidence in us, or result in actions against us by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause us to lose listeners, advertisers, revenue, and employees.

Investment Risks

We may be unable to raise enough capital to implement our business plan and you could lose all of you investment.

We are largely dependent on capital raised through our PPO Unit Offering and this Offer to Amend and Exercise to implement our business plan and support our operations. We raised aggregate gross proceeds of approximately $9,680,300 in our PPO Unit Offering (before deducting placement agent fees and expenses of the PPO Unit Offering estimated at approximately $1,529,000). If all Original Warrants are amended and exercised pursuant to this Offer to Amend and Exercise, we will raise an additional $4,261,160 in net proceeds. As a result, we believe we would then have sufficient funds to meet our presently anticipated working capital requirements for approximately 6-9 months from the date hereof. At the present time, we have not made any arrangements to raise additional cash. We anticipate raising an additional $25-$30 million prior to the launch of our CÜR Music product, which funds will be used to complete the development of the CÜR Music product, negotiate with music labels, and for working capital purposes. We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. If we are unable to raise capital as needed, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all of your investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock or preferred stock or other securities that are convertible into or exercisable for our Common Stock or preferred stock.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our Common Stock or preferred stock or other securities that are convertible into or exercisable for our Common Stock or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our 2014 Plan), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board may at any time authorize the issuance of additional Common Stock or preferred stock without Common Stockholder approval, subject only to the total number of authorized Common Stock and preferred stock set forth in our Amended and Restated Articles of Incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of Common Stock or preferred stock or other securities may create downward pressure on the trading price of the Common Stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the Common Stock are then traded.

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The ability of our Board to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

We currently have authorized 310,000,000 shares of capital stock, consisting of (i) 300,000,000 shares of Common Stock, and (ii) 10,000,000 shares of “blank check” preferred stock. As a result, our Board is authorized to issue up to 10,000,000 shares of preferred stock with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

We have a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring certain corporate actions and may lead to a sudden change in our stock price.

Our Common Stock ownership is highly concentrated. Thomas Brophy, our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer, beneficially owns 7,050,584 shares, or approximately 27.4% of our total outstanding Common Stock. His interests may differ significantly from your interests. As a result of the concentrated ownership of our stock, a relatively small number of stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. In addition, because our stock is so thinly traded, the sale by any of our large stockholders of a significant portion of that stockholder’s holdings could cause a sharp decline in the market price of our Common Stock.

There currently is a limited trading market for our Common Stock. Failure to maintain a trading market could negatively affect the value of our Common Stock and make it difficult or impossible for you to sell your shares.

Our Common Stock is quoted on the OTC Markets under the symbol “CURM.” The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following:

•	our stockholders’ equity may be insufficient;

•	the market value of our outstanding securities may be too low;

•	our net income from operations may be too low;

•	our Common Stock may not be sufficiently widely held;

•	we may not be able to secure market makers for our Common Stock; and

•	we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our Common Stock listed.

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Should we fail to satisfy the initial listing standards of the national exchanges, or our Common Stock is otherwise rejected for listing and remains listed on the OTC Markets or suspended from the OTC Markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility. Further, there is no established trading market for the Original Warrants nor do we except there will there ever be an established trading market for the Original Warrants or the Amended Warrants.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of Common Stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

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Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our Common Stock is listed on a national securities exchange such as the NYSE MKT and NASDAQ, we expect our Common Stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock. This would also make it more difficult for us to raise capital.

Because the Company became public by means of the Contribution, it may not be able to attract the attention of major brokerage firms.

There may be risks associated with the Company becoming public through the Contribution. Securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on the Company’s behalf.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our Common Stock.

The trading market for our Common Stock will depend on the research and reports that securities analysts publish about our business and the Company. It is often more difficult to obtain analyst coverage for companies whose securities are traded on the OTC Markets. We do not have any control over securities analysts. There is no guarantee that securities analysts will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We do not anticipate paying dividends on our Common Stock, and investors may lose the entire amount of their investment.

To date, cash dividends have not been declared or paid on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of Common Stock, subject to the limitation outlined herein. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

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The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our Common Stock or other securities in the open market;

•	changes in our industry;

•	regulatory and economic developments, including our ability to obtain working capital financing;

•	our ability to execute our business plan; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the public company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Complying with these laws and regulations requires the time and attention of our Board and management, and increases our expenses. Among other things, we are required to:

•

maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board (“PCAOB”);

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

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The costs of preparing and filing annual and quarterly reports, proxy statements, when required, and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our Board, particularly directors willing to serve on an audit committee which we expect to establish.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent registered public accounting firm will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, management may not be able to conclude that our internal control over financial reporting is effective. Furthermore, even if management were to reach such a conclusion, if our independent registered public accounting firm is not satisfied with the adequacy of our internal control over financial reporting, or if the independent auditors interpret the requirements, rules or regulations differently than we do, then they may decline to attest to management’s assessment or may issue a report that is qualified. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our Common Stock.

In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and (if required in future) our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404. Our compliance with Section 404 may require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404. We intend to review the effectiveness of our internal controls and procedures and make any changes management determines appropriate, including to achieve compliance with Section 404 by the date on which we are required to so comply.

Our management has identified a material weakness in our internal control over financial reporting, which if not properly remediated could result in material misstatements in our future interim and annual financial statements and have a material adverse effect on our business, financial condition and results of operations and the price of our Common Stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles (U.S. GAAP”). As further described in Part II, Item 9A., “Controls and Procedures - Management’s Report on Internal Control Over Financial Reporting” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our management has identified a material weakness in our internal control over financial reporting. A material weakness, as defined in the standards established by the PCAOB, is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Although we are in the process of implementing initiatives aimed at addressing this material weakness, these initiatives may not remediate the identified material weakness. Failure to achieve and maintain an effective internal control environment could result in us not being able to accurately report our financial results, prevent or detect fraud or provide timely and reliable financial information pursuant to the reporting obligations we will have as a public company, which could have a material adverse effect on our business, financial condition and results of operations. Further, it could cause our investors to lose confidence in the financial information we report, which could adversely affect the price of our Common Stock.

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Risks Related to the Offer to Amend and Exercise.

Our Board of Directors makes no recommendation with regard to whether you should accept the Offer to Amend and Exercise.

Although our Board of Directors has approved the Offer to Amend and Exercise, it makes no recommendation as to whether holders of Original Warrants should accept the Offer to Amend and Exercise. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of Original Warrants for purposes of negotiating the terms of the Offer to Amend and Exercise. We cannot assure you that the value of the shares issued upon exercise of the Amended Warrants will in the future equal or exceed the exercise price per share of the Amended Warrants. We do not take a position as to whether you ought to participate in the Offer to Amend and Exercise.

If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants for Common Stock, and will be subject to all the risks associated with being a stockholder of the Company, give up the time value attributable to your Original Warrant and waive your anti-dilution rights.

The Amended Warrants will terminate if the holders do not exercise their Amended Warrants prior to the Expiration Date. If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants prior to the Expiration Date. As a result, you will be subject to all the risks and uncertainties set forth in these risk factors as a holder of the Company’s Common Stock. In addition, you will be giving up the time value attributable to your Original Warrants by exercising the Original Warrants, as amended, prior to the original expiration date of your Original Warrant. Additionally, the terms of the Amended Warrants delete the anti-dilution provisions set forth in the Original Warrants and provide that these provisions have no application to the issuance or exercise of the Amended Warrants.

The Original Warrants, Amended Warrants and shares of Common Stock issuable upon exercise of the Amended Warrants are “restricted securities.”

The Original Warrants, the Amended Warrants and the shares of Common Stock issuable upon exercise of the Original Warrants or Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

Pursuant to the terms of a Registration Rights Agreement dated January 28, 2014 between the Company and the purchasers of securities in the Company’s PPO Unit Offering, we have previously filed a Registration Statement on Form S-1 (File No. 333-197043) to register the resale of the shares of Common Stock underlying the Original Warrants under the Securities Act. Promptly following the Expiration Date, we intend to file a prospectus supplement to the prospectus included in the Registration Statement to reflect the substantive changes from the information currently set forth in such prospectus as a result of the Offer to Amend and Exercise. Thereafter, subject to your compliance with the Lock-Up Period, the holders of shares of Common Stock issuable upon exercise of the Amended Warrants and who are listed as selling stockholders in the Registration Statement may sell their shares of Common Stock covered under the Registration Statement in accordance with the resale restrictions set forth in the “Plan of Distribution” section of the Prospectus in the Registration Statement. Each holder of Original Warrants should read the applicable Prospectus carefully before deciding whether to participate in the Offer to Amend and Exercise. In addition, any holder (including any transferees or acquirers) of an Original Warrant or Amended Warrant who is not listed as a selling stockholder in the Prospectus cannot resell the shares received by such holder upon exercise of an Original Warrant or Amended Warrant in reliance on the Prospectus, unless and until the Company files a prospectus supplement or a post-effective amendment to the Registration Statement to include such holder as a selling stockholder. Absent the filing of the prospectus supplement or post-effective amendment to the Registration Statement, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

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The shares of Common Stock issuable upon exercise of the Amended Warrants are subject to resale and market restrictions during the Lock-Up Period.

The shares of Common Stock issuable upon exercise of the Amended Warrants are subject to lock up provisions that provide that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period for ninety (90) days after the Expiration Date. In addition, the Company may impose stop-transfer restrictions to enforce these restrictions. In addition, a holder, acting alone or with others, participating in the Offer to Amend and Exercise has agreed not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period. As a result, the holder will be subject to market and the other risks discussed herein during the period of these resale and market restrictions.

Income tax consequences of participation in the Offer to Amend and Exercise.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of amending the Original Warrants and immediately exercising the Amended Warrants. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 20, “Material U.S. Federal Income Tax Consequences” under “Description of the Offer to Amend and Exercise.”

We will have substantial discretion over the use of proceeds we receive from the exercise of Amended Warrants.

Our management will retain broad discretion over the use of proceeds from the Offer to Amend and Exercise. See Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” for a description of our present intentions with respect to the allocation of the proceeds resulting from exercise of the Amended Warrants. The amounts and timing of the expenditures may vary significantly depending on numerous factors. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds resulting from the exercise of the Amended Warrants in a manner other than as described in this Offer to Amend and Exercise.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. The Offer to Amend and Exercise contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

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DESCRIPTION OF THE OFFER TO AMEND AND EXERCISE

CUR Media, Inc.., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” “our,” “CUR Media, Inc.” or the “+Company,” and eligible holders of outstanding warrants are referred to as “you.” Our wholly-owned subsidiary, CÜR Media, LLC (formerly known as Raditaz, LLC), a Connecticut limited liability company, is referred to in this Offer to Amend and Exercise as “CÜR Media, LLC.” On January 28, 2014, we consummated a contribution transaction (the “Contribution”) with CÜR Media, LLC, pursuant to a Contribution Agreement by and among the Company, CUR Media, LLC, and the holders of a majority of CÜR Media, LLC’s limited liability company membership interests (the “Contribution Agreement”). In connection with the Contribution, CÜR Media, LLC became our wholly owned subsidiary, and we succeeded to the business of CÜR Media, LLC as our sole line of business.

In a private placement financing the Company conducted with respect to which closings occurred on January 28, 2014, March 14, 2014 and March 28, 2014 (the “PPO Unit Offering”), the Company sold and issued to investors (i) an aggregate of 9,680,380 shares (the “PPO Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and (ii) warrants to purchase 9,680,355 shares of the Company’s Common Stock, at an exercise price of $2.00 per share (the “Original Warrants”). Both the PPO Shares and Original Warrants have weighted-average anti-dilution protection, if within twenty-four (24) months after the final closing of the PPO Unit Offering the Company issues additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions) for a consideration per share less than $1.00.

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, the 9,680,355 Original Warrants, issued to investors participating in the Company’s PPO Unit Offering.

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $0.50 per share of Common Stock in cash, (ii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on April 6, 2015, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”), (iii) delete any price-based anti-dilution provisions; (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of ninety (90) days after the Expiration Date (the “Lock-Up Period”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

SECTION 1. FORWARD LOOKING STATEMENTS

This Offer to Amend and Exercise contains forward-looking statements. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are only expectations, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause the Company’s (or its industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our ability to obtain adequate financing, cash flows and resulting liquidity, our ability to expand our business, government regulations, lack of diversification, our ability to penetrate the digital music streaming market, our ability to negotiate economically feasible agreements with the major and independent music labels and publisher rights organizations, increased competition, results of any arbitration and litigation, stock volatility and illiquidity, and our ability to implement our business plans or strategies. The “Risk Factors” section of this Offer to Amend and Exercise sets forth detailed risks, uncertainties and cautionary statements regarding the Company’s business, the Company’s Common Stock and the risks of participating in the Offer to Amend and Exercise. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances, or to reflect the occurrence of unanticipated events.

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SECTION 2. PURPOSES OF THE OFFER TO AMEND AND EXERCISE AND USE OF PROCEEDS; PLANS OR PROPOSALS

The purposes of this Offer to Amend and Exercise are as follows:

Reduction of Warrant Liability

The Offer to Amend and Exercise can help the Company reduce the warrant liability recorded by the Company on its financial statements. The warrant liability on the Company’s balance sheet may make it more difficult for the Company to list its shares of Common Stock on a national securities exchange.

The Original Warrants have weighted-average anti-dilution protection, which allows for a decrease in the per share exercise price of the Original Warrants if the Company issues additional shares of Common Stock without consideration or for consideration per share less than the exercise price of the Original Warrants. Based on these anti-dilution provisions, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for these warrants for as long as they are not exercised or have not expired. The warrant liability recorded by the Company was approximately $4,039,163 and $4,029,967 for the fiscal quarters ended June 30, 2014 and September 30, 2014, respectively. The Company expects future changes in the fair value of these warrants to continue to vary significantly from quarter to quarter. The Company believes these significant variations make it more difficult for investors to evaluate the Company’s business and operations.

The warrant liability also serves as an impediment to the Company’s longer term goal to pursue listing of its Common Stock on a national securities exchange. The warrant liability required to be recorded by the Company may have the adverse effect of substantially reducing the Company’s stockholders’ equity. The initial listing standards applicable to the Company for both the NYSE MKT and NASDAQ require that a company meet minimum stockholders’ equity requirements.

Operating Capital to Accelerate Development and Commercialization of CÜR Music

A second purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating holders to exercise their Original Warrants at a significantly reduced exercise price during a shortened exercise period. The Company plans to use the net proceeds from the Offer to Amend and Exercise to complete the development and commercialization of its CÜR Music streaming music service for listening on the web and mobile devices, and for general working capital purposes.

Plans or Proposals

The Company intends to cancel the Original Warrants that are amended and exercised by the holders thereof pursuant to the Offer to Amend and Exercise. Original Warrants that are not so amended and exercised will remain outstanding pursuant to their original terms; provided, however, that, regardless of whether you participate, you may consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment.

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No plans or proposals described in this Offer to Amend and Exercise or in any materials sent to the holders of the Original Warrants in connection with this Offer to Amend and Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any holder of Original Warrants who elects to exercise such holder’s Original Warrants will acquire additional shares of Common Stock of the Company as a result of such exercise. As of March 9, 2015, the Company had 24,929,363 shares of Common Stock outstanding. The Original Warrants are exercisable for an aggregate of 9,680,355 shares of Common Stock. Assuming all Original Warrants are exercised, the Company’s outstanding shares of Common Stock would increase to 34,609,718 shares, with the shares issued upon exercise of the Original Warrants representing approximately 28.0% of the then outstanding shares of Common Stock.

SECTION 3. ELIGIBILE WARRANTS

The Original Warrants that are subject to the Offer to Amend and Exercise consist of outstanding warrants to purchase 9,680,355 shares of the Company’s Common Stock at an exercise price of $2.00 per share, issued to investors participating in the Company’s PPO Unit Offering.

SECTION 4. EXPIRATION DATE

The Offer to Amend and Exercise will be open through 5:00 p.m., Eastern Time on April 6, 2015, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”).

SECTION 5. TERMS OF AMENDED WARRANTS

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended as described below:

New Exercise Price: The exercise price will be reduced from $2.00 per share to $0.50 per share.

New Termination Date: The termination date of the Original Warrants is being shortened to run concurrently with the Expiration Date.

Lock-Up Period: The Amended Warrants will contain a lock-up provision that provides that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period for ninety (90) days after the Expiration Date. In addition, the Company may impose stop-transfer restrictions to enforce these restrictions.

No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants.

Anti-Dilution: The price-based anti-dilution provisions contained in the Original Warrants will be deleted and will have no application to the issuance (or deemed issuance) or exercise of the Amended Warrants.

Market Restrictions: A holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

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Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant.

Partial Participation Permitted: Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If a holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to less than all of such holder’s Original Warrants, then the Company will issue a new Original Warrant with an exercise price of $2.00 per share exercisable for that number of shares of Common Stock that such holder elects to exclude from the Offer to Amend and Exercise; provided, however, that your Original Warrants may be amended to remove any price-based anti-dilution terms, as provided in the Anti-Dilution Amendment (as defined below). See Section 9, “Proposed Anti-Dilution Amendment and Procedure for Consenting to the Anti-Dilution Amendment But Not Participating in the Offer to Amend and Exercise” for a description of the Anti-Dilution Amendment.

SECTION 6. CONDITIONS TO THE OFFER TO AMEND AND EXERCISE

The Offer to Amend and Exercise is subject to certain conditions as described herein:

(i) As part of the Election to Consent, Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act.

Although the Company requires that holders of Original Warrants complete an Accredited Investor Questionnaire, holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. All holders of Original Warrants at the time of their investment in the Company’s PPO Unit Offering represented to the Company that they were accredited investors as of the date of their investment. If any holders of Original Warrants have ceased to be accredited investors, we ask that they indicate as such in the Accredited Investor Questionnaire by checking the box marked “The entity is not an ‘Accredited Investor’ because none of the above apply.”

If the Company receives a completed Accredited Investor Questionnaire from any holder of Original Warrants that desires to participate in the Offer to Amend and Exercise indicating that such holder is no longer an accredited investor, the Company will, prior to the Expiration Date, file as part of a subsequent amendment to its Schedule TO and distribute to all holders of Original Warrants supplemental disclosure which includes all of the information required by Rule 502 of Regulation D and will extend the Expiration Date of the Offer to Amend and Exercise to the extent required under the Exchange Act and rules promulgated thereunder.

(ii) In addition, the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

(iii) You may not elect to exercise your Original Warrants pursuant to this Offer to Amend and Exercise unless you both consent to (a) the amendment of your Original Warrants in the form of amendment to Original Warrant attached as Exhibit A-1to the Election to Consent, Participate and Amend Warrant and (b) the exercise of your Amended Warrant, which will happen simultaneously should you choose to participate in the Offer to Amend and Exercise.

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SECTION 7. EXTENSION OF OFFER TO AMEND AND EXERCISE PERIOD; TERMINATION; AMENDMENTS

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the Expiration Date. In the event that the Company elects to extend the Expiration Date, it will issue a notice of such extension by press release or other public announcement, which notice will include the approximate number of Warrant Shares to be purchased pursuant to the Offer to Amend and Exercise based upon the Offering Materials received by the Company as of such date, and will be issued no later than 9:00 a.m. Eastern time on the next business day after the scheduled Expiration Date of the Offer to Amend and Exercise.

There can be no assurance, however, that the Company will exercise its right to extend the Offer to Amend and Exercise. Amendments to the Offer to Amend and Exercise will be made by written notice thereof to the holders of the Original Warrants. Material changes to information previously provided to holders of the Original Warrants in this Offer to Amend and Exercise or in documents furnished subsequent thereto will be disseminated to holders of Original Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer to Amend and Exercise, materially amend the Offer to Amend and Exercise, the Company will ensure that the Offer to Amend and Exercise remains open long enough to comply with U.S. federal securities laws.

If the Company materially changes the terms of the Offer to Amend and Exercise or the information concerning the Offer to Amend and Exercise, or it waives a material condition of the Offer to Amend and Exercise, the Company will extend the Offer to Amend and Exercise to the extent required under applicable law. The minimum period during which an offer must remain open following any material change in the terms of the Offer to Amend and Exercise or information concerning the Offer to Amend and Exercise (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought all of which require up to ten (10) additional business days) will depend on the facts and circumstances, including the relative materiality of such terms or information.

SECTION 8. PROCEDURE FOR PARTICIPATING IN OFFER TO AMEND AND EXERCISE AND EXERCISING AMENDED WARRANTS

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company Common Stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) an original signed Election to Consent, Participate and Exercise Warrant, (ii) an original signed Accredited Investor Questionnaire (although holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise), (iii) the original of your Original Warrant (or an original signed Affidavit of Loss and Indemnification Agreement) for cancellation, and (iv) cash in the amount equal to $0.50 per share multiplied by the number of shares of Common Stock the holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Delaware Trust Company (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: CUR Media, Inc. c/o CKR Law LLP, 1330 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Kathleen L. Rush, telephone number (212) 400-6900 (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

If you execute and deliver an original Affidavit of Loss and Indemnification Agreement in lieu of delivering the original of your Original Warrant, your Original Warrant will be cancelled by the Company, and the Company will promptly following the Expiration Date issue to you a new Original Warrant with an exercise price of $2.00 per share exercisable for that number of shares of Common Stock that such holder elects to exclude from the Offer to Amend and Exercise; provided, however, regardless of whether you participate, you may consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment.

Your election to participate in the Offer to Amend and Exercise will also be deemed to be a waiver of the price-based anti-dilution rights linked to the PPO Shares you received in the PPO Unit Offering. Such waiver will apply to the price-based anti-dilution rights linked to the total number of your PPO Shares.

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SECTION 9. PROPOSED ANTI-DILUTION AMENDMENT AND PROCEDURE FOR CONSENTING TO THE ANTI-DILUTION AMENDMENT BUT NOT PARTICIPATING IN THE OFFER TO AMEND AND EXERCISE

Anti-Dilution Amendment

Regardless of whether you elect to participate in the Offer to Amend and Exercise, you may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”), the form of which is attached as Exhibit A-2 to the Election to Consent, Participate and Exercise Warrant. See Section 2, “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” above for a discussion of the Company’s reasons for eliminating the price-based anti-dilution provisions contained in the Original Warrants.

If you want to consent to the Anti-Dilution Amendment but you do not want to participate in the Offer to Amend and Exercise, you may submit an original Election to Consent, Participate and Exercise and indicate your consent to the Anti-Dilution Amendment therein.

Your consent to the Anti-Dilution Amendment will also be deemed to be a waiver of the price-based anti-dilution rights linked to the PPO Shares you received in the PPO Unit Offering. Such waiver will apply to the price-based anti-dilution rights linked to the total number of your PPO Shares.

Other Outstanding Warrants

In addition to the Original Warrants, there are outstanding warrants to purchase an aggregate of 968,034 shares of the Company’s Common Stock at an exercise price of $1.00 per share, issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering (the “PPO Agent Warrants”). The PPO Agent Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants.

Separate and apart from this Offer to Amend and Exercise, the Company intends to seek the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants. There can be no assurance that the Company will be successful in obtaining the consent of the holders of the PPO Agent Warrants.

SECTION 10. MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company Common Stock issuable under the Amended Warrant.

SECTION 11. WITHDRAWAL RIGHTS

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and the original returned, before the Expiration Date, to: CUR Media, Inc. c/o CKR Law LLP, 1330 Avenue of the Americas, 35th Floor, New York, New York 10019, Attn: Kathleen L. Rush, telephone number (212) 400-6900. Following the Expiration Date, you cannot withdraw your Election to Consent, Participate and Exercise Warrant. However, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by May 4, 2015, which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after May 4, 2015.

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If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed Election to Consent, Participate and Exercise Warrant, (ii) return the original of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant without interest thereon or deduction therefrom.

SECTION 12. REGISTRATION OF WARRANT SHARES

The Original Warrants, the Amended Warrants and the shares of Common Stock issuable upon exercise of the Original Warrants or Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

Pursuant to the terms of a Registration Rights Agreement dated January 28, 2014 between the Company and the purchasers of securities in the Company’s PPO Unit Offering, we have previously filed a Registration Statement on Form S-1 (File No. 333-197043) (the “Registration Statement”) to register the resale of the shares of Common Stock underlying the Original Warrants under the Securities Act. Promptly following the Expiration Date, we intend to file a prospectus supplement to the prospectus included in the Registration Statement to reflect the substantive changes from the information currently set forth in such prospectus as a result of the Offer to Amend and Exercise. Thereafter, subject to your compliance with the Lock-Up Period, the holders of shares of Common Stock issuable upon exercise of the Amended Warrants and who are listed as selling stockholders in the Registration Statement may sell their shares of Common Stock covered under the Registration Statement in accordance with the resale restrictions set forth in the “Plan of Distribution” section of the Prospectus in the Registration Statement. Each holder of Original Warrants should read the applicable Prospectus carefully before deciding whether to participate in the Offer to Amend and Exercise. In addition, any holder (including any transferees or acquirers) of an Original Warrant or Amended Warrant who is not listed as a selling stockholder in the Prospectus cannot resell the shares received by such holder upon exercise of an Original Warrant or Amended Warrant in reliance on the Prospectus, unless and until the Company files a prospectus supplement or a post-effective amendment to the Registration Statement to include such holder as a selling stockholder. Absent the filing of the prospectus supplement or post-effective amendment to the Registration Statement, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

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SECTION 13. TRADING MARKET AND PRICE RANGE OF ORIGINAL WARRANTS, AMENDED WARRANTS AND COMMON STOCK

There is no established trading market for the Original Warrants or the Amended Warrants.

Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “CURM.” No shares of Common Stock had been traded as of December 31, 2013. Trading in shares of Common Stock in the OTC Markets commenced on or about February 21, 2014.

The following table sets forth the high and low last-bid prices for our Common Stock for the periods indicated, as reported by the OTC. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	High	Low
2014
First quarter (February 21st through March 31st)	$3.20	$2.00
Second quarter (April 1st through June 30th)	$3.14	$1.50
Third quarter (July 1st through September 30th)	$1.85	$0.86
Fourth quarter (October 1st through December 31)	$1.02	$0.51
2015
First quarter (January 1st through March 4th)*	$1.36	$.58

* Last trading day before printing of this Offer to Amend and Exercise. The Company’s first quarter ends on March 31st.

Trades in our Common Stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

SECTION 14. SOURCE AND AMOUNT OF FUNDS

Because this transaction is solely an offer to holders to amend their outstanding Original Warrants, there are no funds or other consideration being paid to participants. The Company will use its existing working capital to pay the fees and expenses associated with this Offer to Amend and Exercise.

SECTION 15. TRANSACTIONS AND AGREEMENTS CONCERNING ORIGINAL WARRANTS

Except with respect to the negotiation and execution of the Warrant Agent Agreements described in Section 22 below, none of our directors or executive officers participated in any transaction involving the Original Warrants during the past 60 days.

SECTION 16. INFORMATION REGARDING THE COMPANY

The following summary highlights selected information regarding the Company. Because it is a summary, it does not contain all of the information you should consider before making a decision to participate in the Offer to Amend and Exercise or exercise your Amended Warrant. Before making an investment decision, you should read the entire Offer to Amend and Exercise carefully, including the “Risk Factors” section above.

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We were incorporated in the State of Delaware as Duane Street Corp. on November 17, 2011. Our original business was manufacturing and marketing baby products. Prior to the Contribution, our Board determined to discontinue operations in this area and to seek a new business opportunity. As a result of the Contribution, CUR Media, LLC became our wholly owned subsidiary, and we succeeded to the business of CÜR Media, LLC as our sole line of business.

Our authorized capital stock currently consists of 300,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “CURM.”

As of September 30, 2014, the Company had: (i) 24,929,363 shares of Common Stock outstanding; (ii) outstanding warrants to purchase 10,648,389 shares of Common Stock (9,680,355 of which are the Original Warrants); and (iii) outstanding equity awards to purchase up to 4,004,423 shares of Common Stock issued pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”). In addition, the Company has reserved an additional 395,577 shares of Common Stock for issuance pursuant to the Plan.

Our principal executive offices are located at 2217 New London Turnpike, South Glastonbury, CT 06073, USA. Our telephone number is (860) 430-1520. Our website address is www.curmusic.com.

CÜR Media, LLC (formerly known as Raditaz, LLC), was founded as a Connecticut limited liability company on February, 15 2008. CÜR Media, LLC’s activities, since inception, were devoted primarily to the development and commercialization a DMCA compliant internet radio product, known as “Raditaz.” The Raditaz product was launched in early 2012 and the platform was continually developed and improved through November 2013, when its iOS, Android and web products were removed from the market, to allow us to focus on consummation of the Contribution and the development of CÜR.

Since closing on the Contribution and our PPO Unit Offering in the first quarter of 2014, we have accomplished the following additional achievements:

•	Entered into an agreement with Wondersauce, as our design, user interface and user experience consultant.

•	Entered into an agreement with Zoura, to provide our subscription platform.

•	Entered into an agreement with Rovi, for search, discovery and recommendation service.

•	Entered into an agreement with MediaNet, as third party provider of digital content.

•	Increased our staff to 20 employees.

•	Brought in Jay Clark, a former Sirius executive, as a strategic advisor.

•	Introduced the Alpha version of CÜR Music iPhone App and Website.

•	Reached agreements in principle with two of the three major record labels, and are now working on completing formal contracts.

Our Business

Our CÜR Music product will provide a paid subscription internet radio service offering listeners streaming music on the web and mobile devices. CÜR Music began as Raditaz, an internet radio product, which was launched in 2012, and had iPhone and Android applications in addition to a website at www.raditaz.com. We improved and enhanced our product in 2012 and, by mid-2013, we had over 150,000 monthly unique users using Raditaz. We took the Raditaz iPhone and Android applications, and our website, offline to focus its resources on the development of CÜR Music. We plan to launch our enhanced product offering later in 2015.

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Our Service

CÜR Music will be a new social streaming music experience that combines the listening experience of free internet radio products with an on-demand listening experience for listening on web and mobile devices. CÜR Music will target consumers who are seeking a more comprehensive music streaming service for a relatively low subscription fee. We believe that the CÜR Music product will include a hybrid model that includes many features that free, ad-supported internet radio products provide, without interruptive advertising, with a limited on-demand offering and will include a toolset that enables consumers to curate their playlists with photos, short personal videos, and other tools that stimulate consumers to share CÜR with their friends.

Our business plan includes a music service that will give listeners access to millions of songs and an on-demand song bank. In addition to the ability to stream music, subscribers will be able to personalize their playlists, buy music downloads, share songs with friends and add photos and short personal videos to songs in the sharing process.

Our business plan also includes a second revenue stream of personalized advertising, which we do not intend to interrupt a music stream but targets a user’s listening habits. We believe the advertising will be in the form of video, display ads, email and/or text messages.

Our business plan further includes a third revenue stream from the sale of music, concert tickets and merchandise through our music streaming service, tailored to each listeners taste based on prior listening trends. We plan to sell music downloads beginning with our launch later in 2015, and sales of concert tickets and merchandise at a later date.

In addition, our business plan includes distributing CÜR Music’s music streaming service through Apple’s iTunes App Store to iOS devices, Google’s Google Play Store to Android devices and the internet among other distribution channels and platforms. At launch, we plan to have an iPhone application, Android application and a website.

We plan to source our music from MusicNet, Inc. d/b/a MediaNet Digital, Inc. We use Amazon web services to support certain of the technological needs of the business.

In order to launch our music service later in 2015, we have to complete the development of our backend systems, complete the user interface of CÜR Music, complete the development of our iPhone, Android and web applications, enter into content licensing agreements with major music labels including Universal Music Group, SONY and Warner, and enter into content licensing agreements with music publishers. We are currently working on the user interface and user experience, and will continue through launch. The cost of entering into content licensing agreements with major music labels and publishers is expected to include legal and consulting fees in the range of $300,000 to $500,000. We have a team of software engineers, led by our Interim Chief Technology Officer, working on developing the technology platform as well as the iPhone and Android applications and the CÜR Music website. The development of CÜR Music’s applications and website are in the mid-stages of development.

We plan to bring CÜR Music to market later in 2015. Not including non-cash expenses and based on the capital that we raised in our PPO Unit Offering, and anticipate raising in this Offer to Amend and Exercise, we expect to spend approximately $9.0 million on research and development, sales and marketing and general and administrative costs, to bring CÜR Music to market. We expect to spend approximately $5.0 million on research and development including approximately $4.0 million spent in 2014, $600,000 in the first quarter of 2015, $800,000 in the second quarter of 2015 prior to our launch. We spent approximately $300,000 in sales and marketing in 2014 and we expect to spend approximately $2.0 million on sales and marketing in the first six months of 2015 as we head towards launch of CÜR Music. We expect to spend approximately $1.5 million on general and administrative costs including approximately $1.0 million in 2014 and approximately $200,000 in the first quarter of 2015, and approximately $260,000 in second quarter of 2015, prior to our launch. In addition to the above costs, we expect to pay the major music labels several million dollars as a prepayment as part of the agreements that we plan to have with the music labels. Also included in the above costs, we intend to incur almost $2.0 million in marketing costs at or around the time of the launch of CÜR Music.

We contemplate raising an additional $25-$30 million concurrent with the planned launch of CÜR Music, to implement our business plan, market CÜR Music, provide content license costs, and for general working capital. This fundraising has not yet begun, and no specific terms have been set. There can be no assurance that financing will be available when required in sufficient amounts, on acceptable terms or at all. We plan to launch our CÜR Music music streaming product and platform later in 2015. Assuming we are successful in securing additional financing, our business plan would be amended to spend approximately $24.0 million on content costs, sales and marketing and general and administrative costs through 2015. The increase is comprised of additional staffing, marketing and advertising, content costs to labels and publishers, and other costs supporting launch and projected growth.

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Source and Content

We entered into an agreement with Rovi, a leading music intelligence company, to utilize their music intelligence platform for generating music playlists for CÜR Music users. We also entered into an agreement with MusicNet, Inc. d/b/a MediaNet Digital, Inc. from whom we will source our music. We plan to use Amazon web services to support certain of the technological needs of the business.

Content Licensing

We intend to enter into content licensing agreements with major music labels including Universal, SONY and Warner Music Group, as well as independent labels and also with music publishers. The terms of these agreements are subject to negotiation relating to the economics that will be required by the music labels and the features and functionality pertaining to CÜR. We provide no assurances that this can be done.

Competition for Listeners

We face competition from larger and more established media service providers. We must compete for the time and attention of listeners with more established companies offering similar services. We compete on the basis of a number of factors, including quality of experience, relevance, acceptance and diversity of content, ease of use, price, accessibility, perceptions of ad load, brand awareness and reputation. We also compete for listeners on the basis of our presence and visibility as compared with other providers that deliver content through the internet, mobile devices and consumer products. Many of our current and potential future competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. For additional details on risks related to competition for listeners, please refer to the section entitled “Risk Factors” above.

Our competitors include:

•

Other Radio Providers. We expect to compete for listeners with broadcast radio providers, including terrestrial radio providers such as iHeart Radio and CBS and satellite radio providers such as Sirius XM. Many broadcast radio companies own large numbers of radio stations or other media properties. Many terrestrial radio stations have begun broadcasting digital signals, which provide high quality audio transmission. In addition, unlike participants in the emerging internet radio market, terrestrial and satellite radio providers, as aggregate entities of their subsidiary providers, generally enjoy larger established audiences and longer operating histories. Broadcast and satellite radio companies enjoy a significant cost advantage because we believe they pay a much lower percentage of revenue for transmissions of sound recordings.

•

Internet Radio Providers. We also compete directly with emerging non-interactive online radio providers such as Pandora, Apple iTunes Radio, iHeart Radio, Slacker Personal Radio and CBS’s Last.fm. We could face additional competition if known incumbents in the digital media space choose to enter the internet radio market.

•

Other Audio Entertainment Providers. We face competition from providers of interactive on-demand audio content and pre-recorded entertainment, such as Apple's iTunes Music Store, Spotify, Rdio, Rhapsody, Beats Music (Apple, Inc.), Google Play and Amazon that allow listeners to select the audio content that they stream or purchase. This interactive on-demand content, is accessible in automobiles and homes, using portable players, mobile phones and other wireless devices. The audio entertainment marketplace continues to rapidly evolve, providing our listeners with a growing number of alternatives and new media platforms.

•

Other Forms of Media. We compete for the time and attention of our listeners with providers of other forms of in-home and mobile entertainment. To the extent existing or potential listeners choose to watch cable television, stream video from on-demand services such as Netflix, Hulu, VEVO or YouTube or play interactive video games on their home-entertainment system, computer or mobile phone rather than listen to the CÜR service, these content services pose a competitive threat.

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Competition for Advertisers

We intend to generate a portion of our revenue from advertising on our website and mobile applications. We will be in competition for potential advertisers with other content providers for a share of our advertising customers' overall marketing budgets. We anticipate having to compete on the basis of a number of factors, including perceived return on investment, effectiveness and relevance of our advertising products, pricing structure and ability to deliver large volumes or precise types of ads to targeted demographics. We believe that our ability to deliver targeted and relevant ads across a wide range of platforms allows us to compete favorably on the basis of these factors and justify a long-term profitable pricing structure. However, the market for online and mobile advertising solutions is intensely competitive and rapidly changing, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future. For additional details on risks related to competition, please refer to the section entitled “Risk Factors” above. Terrestrial broadcast and to a lesser extent satellite radio are significant sources of competition for advertising dollars. These radio providers deliver ads across platforms that are more familiar to traditional advertisers than the internet might be. Advertisers may be reluctant to migrate advertising dollars to our internet-based platform. Additionally, we expect to compete for advertising dollars with other traditional media companies in television and print, such as ABC, CBS, FOX and NBC, cable television channel providers, national newspapers such as The New York Times and the Wall Street Journal and some regional newspapers. These traditional outlets present us with a number of competitive challenges in attracting advertisers, including large established audiences, longer operating histories, greater brand recognition and a growing presence on the internet.

Government Regulation

As a company that intends to conduct business on the internet, we will be subject to a number of foreign and domestic laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws and regulations are still evolving and could be interpreted in ways that could harm our business. In the area of information security and data protection, the laws in several states require companies to implement specific information security controls to protect certain types of information. Likewise, all but a few states have laws in place requiring companies to notify users if there is a security breach that compromises certain categories of their information. Any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal and state laws regarding privacy of listener data. Once we launch the CÜR Music product, we will adopt a privacy policy which will describe our practices concerning the use, transmission and disclosure of listener information and will be posted on our website. Any failure to comply with our posted privacy policy or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. Further, any failure by us to adequately protect the privacy or security of our listeners' information could result in a loss of confidence in our service among existing and potential listeners, and ultimately, in a loss of listeners and advertising customers, which could adversely affect our business.

Intellectual Property

Our success depends upon our ability to protect our technologies and intellectual property. To accomplish this, we rely on a combination of intellectual property rights, including trade secrets, patents, copyrights, trademarks, contractual restrictions, technological measures and other methods. We entered into confidentiality and proprietary rights agreements with our employees, consultants and business partners, and we control access to and distribution of our proprietary information.

We have registered the following internet domain names for our website, www.curmusic.com and have a trademark application pending for CÜR. We have registered trademarks for “Raditaz” and “Tunevision.”

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Research and Development

We have taken down our iPhone and Android applications, and have taken our website offline, to focus our resources on the development of CÜR. We intend to launch the CÜR product later in 2015.

Customer Concentration

We currently do not have any customers or subscribers as we are still developing our product and have not launched a commercial product.

Employees

As of the date hereof, we have approximately 20 employees, excluding our managers. None of our employees are covered by collective bargaining agreements, and we consider our relations with our employees to be good.

Description of Properties

Our principal executive offices are located at 2217 New London Turnpike, South Glastonbury, CT 06073, USA. We currently lease approximately 2,050 square feet of office space on a month-to-month basis. We plan to enter into a written lease agreement for our leased facilities as soon as practicable. We believe that our leased facilities are adequate to meet our needs at this time, but as we expect to grow in the near future, we anticipate that we may move to a larger permanent office space that will have a higher monthly rent.

We do not currently own any real property.

SECTION 17. HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION REGARDING THE COMPANY

The Contribution with CUR Media, LLC, a wholly-owned subsidiary of the Company, occurred on January 28, 2014. In accordance with “reverse acquisition” accounting treatment, the assets and liabilities and the historical operations reflected in the financial statements prior to the Contribution are of CUR Media, LLC from the closing date of the Contribution.

The Company has included the financial statements of CUR Media, LLC for the fiscal years ended December 31, 2013 and 2012 and financial statements of the Company for the quarterly period ended September 30, 2014 as Exhibit A and Exhibit B hereto, respectively. The Company’s book value per share as of September 30, 2014, based on 24,829,363 shares of Common Stock outstanding on such date, was ($0.19) per share.

The Company has included pro forma information reflecting the effect of the Offer to Amend and Exercise attached hereto as Exhibit C. The unaudited pro forma balance sheet as at September 30, 2014 has been prepared as if 100% of the PPO Warrants (as defined below) outstanding on September 30, 2014 are exercised on September 30, 2014. The unaudited pro forma statement of operations for the nine months ended September 30, 2014 has been prepared as if all of the PPO Warrants outstanding on September 30, 2014 had been exercised on their respective dates of issuance on January 28, 2014, March 14, 2014 and March 28, 2014. The pro forma consolidated financial data is presented for informational and illustrative purposes only.

As of September 30, 2014, the Company’s cash and cash equivalents were $4,540,692 compared to $5,938,999 at June 30, 2014. During the three months ended September 30, 2014, the Company used $1,377,939 of cash in operations compared to $1,249,970 for the three month period ended June 30, 2014. The Company believes its cash resources as of September 30, 2014 are sufficient to fund its current business plan, support operations, fund research and development and meet current obligations into the second quarter of 2015. Assuming that all of the Original Warrants are exercised in the Offer to Amend and Exercise resulting in estimated net proceeds of approximately $4,261,160, the Company anticipates it would have sufficient capital to fund its current business plan, support operations, fund research and development and meet current obligations until at least the fourth quarter of 2015.

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SECTION 18. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE OFFER TO AMEND AND EXERCISE

The current officers and directors of the Company are:

Name	Position(s)

Thomas Brophy	Chief Executive Officer, Interim Chief Financial Officer, President, Treasurer and Director

Robert B. Jamieson	Chairman of the Board of Directors

John A. Lack	Vice Chairman of the Board of Directors

As of March 9, 2015, there were outstanding Original Warrants to purchase an aggregate of 9,680,355 shares of Common Stock. The Company’s executive officers, directors and control persons, as described below, hold the following Original Warrants and will be entitled to participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of Original Warrants:

Name	Position(s) with the Company	Number of Original Warrants Held	Percentage of Original Warrants Held
Thomas Brophy	Chief Executive Officer, Interim Chief Financial Officer, President, Treasurer and Director	0	0%
John A. Lack	Chairman of the Board of Directors	99,849	1.0%
Robert B. Jamieson	Vice Chairman of the Board of Directors	99,998	1.0%

Except as set forth above, none of the Company’s other executive officers, directors or control persons hold Original Warrants.

SECTION 19. LEGAL MATTERS AND REGULATORY APPROVALS

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer to Amend and Exercise and the issuance of the shares of Common Stock upon the exercise of the Amended Warrants. Our obligations under the Offer to Amend and Exercise are subject to the conditions described in Section 6, “Conditions of the Offer to Amend and Exercise” above.

SECTION 20. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences that we believe will be applicable to Original Warrant holders who participate in the Offer to Amend and Exercise. However, we have not requested a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with our expectations.

This discussion does not address all aspects of federal income taxation that may be relevant to you in light of your particular circumstances, or to those Original Warrant holders who are subject to special rules, such as financial institutions and mutual funds; banks; insurance companies; investment companies; retirement plans; tax-exempt organizations; dealers or traders in securities; any person that holds their Original Warrants as part of a straddle or hedge arrangement; partnerships or other pass-through entities; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes or whose functional currency is not the U.S. dollar; or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code (the “Code”).

46

This discussion assumes that Original Warrant holders hold the Original Warrants as capital assets. In addition, the following discussion does not address the tax consequences of the participation in the Offer to Amend and Exercise under foreign, state or local tax laws. You are urged to consult your tax advisors as to the U.S. federal income tax consequences of participating in the Offer to Amend and Exercise and related reporting obligations, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

Tax Treatment of Original Warrant Holders Participating in the Offer to Amend and Exercise

Although not free from doubt, the Company intends to take the position that the amendment of your Original Warrants followed by an exercise of the Amended Warrants are treated as separate events for U.S. tax purposes and that the exchange of Original Warrants for Amended Warrants will therefore constitute a recapitalization within the meaning of Code Section 368(a)(1)(E) for U.S. federal income tax purposes, followed by the subsequent exercise of the Amended Warrants. Under this treatment, (i) the exchange of Original Warrants for Amended Warrants by an Original Warrant holder would not require income recognition under Code Section 356, (ii) such U.S. holder’s tax basis in the shares of our Common Stock received upon exercise of the Amended Warrants would be equal to the U.S. holder’s tax basis in the Original Warrants plus the amount of any cash paid to exercise the Amended Warrants, and (iii) the holding period of the Common Stock would begin on the day after the exercise of the Amended Warrants. Nevertheless, we have been unable to locate any authority on point so holding. It is possible that the Internal Revenue Service (the “Service”) could assert that the participation in the offer to amend and exercise by some warrant holders but not others could be treated as a disproportionate distribution of stock rights, thereby triggering dividend treatment for the holders receiving Amended Warrants. In addition, the Service could assert that the amendment of the Original Warrants and the exercise of the Amended Warrants should be viewed as a single interdependent transaction resulting in a deemed dividend for the exercising Amended Warrant holders. We have not obtained an opinion as to the likely outcome if the Service were to make either such assertion.

The foregoing tax discussion is based on current tax law, regulations and interpretive rulings as they exist at this time. The Internal Revenue Service has not made a determination, nor has the Company received any opinion of counsel, on the U.S. federal income tax consequences of the Offer to Amend or of a holder’s participation in the Offer to Amend, and there is no published guidance directly on point. Because of the lack of authority dealing with transactions similar to the Offer to Amend, the U.S. federal income tax consequences of the Offer to Amend are unclear, and alternative characterizations are possible that could require you to recognize gain or loss or may impact your holding period. Therefore, we urge you to consult your tax advisor regarding the potential tax consequences of the Offer to Amend to you in your particular circumstances, including the consequences of possible alternative characterizations.

Distributions on Common Stock Received upon Exercise of Amended Warrants

After you exercise the Amended Warrant, any distributions you receive in respect of our Common Stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our Common Stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate holder currently qualify for taxation at a reduced 20% rate if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

47

Sale or Other Taxable Disposition of Common Stock

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our Common Stock equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) your adjusted tax basis in the shares of our Common Stock. Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period in the Common Stock is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

For taxable years beginning after December 31, 2012, certain holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. You are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains arising from ownership and disposition of our Common Stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to certain holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, Common Stock. Under the Code and applicable Treasury Regulations, a holder of Common Stock may be subject to backup withholding (currently at a rate of 28%, subject to increase) with respect to dividends paid on Common Stock, or the proceeds of a sale, exchange or disposition of Common Stock, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. You should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

SECTION 21. ACCOUNTING TREATMENT

Under U.S. generally accepted accounting principles (“GAAP”), the anti-dilution provisions in the Original Warrants cause the Original Warrants to be treated as a derivative liability. As a result, we must record the Original Warrants at their fair value on each balance sheet date and any change in value between reporting periods must be recorded as other income or expense, as the case may be, for the period ending on such reporting date. The fair value of the derivative liabilities associated with the Original Warrants increases as the price of our Common Stock increases, resulting in other expense in our consolidated statements of operations, and decreases as the price of our Common Stock decreases, resulting in other income. In other words, the existence of the anti-dilution provision causes our reported net income to decrease when the price of our Common Stock increases, and vice versa.

If the Original Warrants are amended and exercised pursuant to the Offer to Amend and Exercise, or if the Original Warrants are amended by the Anti-Dilution Amendment, this effect on our derivative liability will no longer occur for future periods for such warrants. In addition, upon the exercise of the Original Warrants or if the Original Warrants are amended by the Anti-Dilution Amendment, the liability associated with the Original Warrants would be reclassified from liabilities to stockholders’ equity, which would result in a decrease to the derivative liability account included in our balance sheet and an increase in stockholders’ equity.

48

SECTION 22. FEES AND EXPENSES

The Company has retained Katalyst Securities LLC the “Warrant Agent”) to act as its exclusive Warrant Agent for the Offer to Amend and Exercise pursuant to Warrant Agent Agreement attached as Exhibit (d)(1) to the Schedule TO. The Warrant Agent, in accordance with the terms of the Warrant Agent Agreement, will use its reasonable best efforts to maximize the number of holders of Original Warrants who elect to participate in the Offer to Amend and Exercise and exercise their Amended Warrants, including appropriate communications with the Original Warrant holders, as well as with the Original Warrant holders’ brokers, agents or other representatives. The Warrant Agent will receive an aggregate fee equal to 10% of the cash exercise prices paid by holders of the Original Warrants who participate in the Offer to Amend and Exercise, and will receive warrants to purchase a number of shares of Common Stock equal to 10% of the number of Original Warrants exchanged and exercised in the Offer to Amend and Exercise, at an exercise price of $0.50 per share for a term of five (5) years, in the form of Warrant Agent Warrant attached as Exhibit (d)(2) to the Schedule TO. In addition, the Company has agreed to reimburse the Warrant Agents for their legal fees and expenses in the aggregate amount of $20,000 and their reasonable out-of-pocket expenses. The Warrant Agent must obtain the Company’s prior approval for any expenses in the aggregate in excess of $2,500.

The Company has agreed to indemnify the Warrant Agent against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws. The Company may also use the services of its officers and employees to solicit holders of the Original Warrants to participate in the Offer to Amend and Exercise without additional compensation.

SECTION 23. TRANSFERS

The terms of the Original Warrants provide that a holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act to the reasonable satisfaction of the Company. Any holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in the Original Warrants.

SECTION 24. ADDITIONAL INFORMATION

The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 15(d) of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

49

SECTION 25. INFORMATION REQUESTS

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Warrant Agents at the following address:

Katalyst Securities LLC

1330 Avenue of the Americas, 35th Floor

New York, New York 10019

Attention: Michael Silverman

Tel: (917) 696-1708

Attention: David Landskowsky

Tel: (212) 612-3223

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the following address:

CUR Media, Inc.

2217 New London Turnpike

South Glastonbury, CT 06073

Attn: Corporate Secretary

Tel: (860) 430-1520

Sincerely,

By:	/s/ Thomas Brophy
Thomas Brophy
Chief Executive Officer

CUR Media, Inc.,
<2217 new="" london="" turnpike="" td="">
South Glastonbury, CT 06073

50

EXHIBIT A

RADITAZ, LLC

A-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Raditaz, LLC

We have audited the accompanying balance sheets of Raditaz, LLC (the “Company”), a development stage company, as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders’ equity (deficiency), and cash flows for each of the two years ended December 31, 2013 and the period from February 15, 2008 (inception) to December 31, 2013. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raditaz, LLC as of December 31, 2013 and 2012, and the results of its operations, stockholders’ equity (deficiency) and cash flows for each of the two years ended December 31, 2013 and the period from February 15, 2008 (inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and a working capital deficiency. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ FRIEDMAN LLP

East Hanover, NJ

March 31, 2014

A-2

RADITAZ, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$-	$-
Prepaid Expenses	27,835	6,023
Other Current Assets	3,000	6,577
TOTAL CURRENT ASSETS	30,835	12,600
Property and Equipment, net	3,545	3,782
Intangibles and Other Assets	-	1,917
TOTAL ASSETS	$34,380	$18,299

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILIITES
Accounts Payable	$170,838	$211,764
Accrued Liabilities and Other Current Liabilities	236,426	58,440
Note Payable, Short-Term	175,000	9,643
TOTAL CURRENT LIABILITIES	582,264	279,847
Notes Payable, Long-Term	62,755	240,357
TOTAL LIABILITIES	645,019	520,204
STOCKHOLDERS’ DEFICIENCY
Common Stock ($0.0001 par value; 9,604,164 and 6,751,335 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively)	960	675
Additional Paid-In-Capital	4,924,545	4,011,472
Deficit Accumulated During Development Stage	(5,536,144)	(4,514,052)
TOTAL STOCKHOLDERS’ DEFICIENCY	(610,639)	(501,905)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$34,380	$18,299

See accompanying notes to financial statements.

A-3

RADITAZ, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,		Period from February 15, 2008 (Inception) to December 31,
	2013	2012	2013

REVENUES	$0	$8	$28,592

OPERATING EXPENSES
Research and Development	940,718	948,998	4,098,673
General and administrative	53,824	137,472	774,691
Impairment of Goodwill	-	-	634,799
Depreciation and amortization	4,734	20,947	125,072

TOTAL OPERATING EXPENSES	999,276	$1,107,417	5,633,235
OTHER INCOME (EXPENSE)
Interest Expense	(22,829)	(10,695)	(40,114)
Interest Income	13	285	8,613
Other Income	-	100,000	100,000

TOTAL OTHER INCOME (EXPENSE)	(22,816)	89,589	68,497

NET LOSS	$(1,022,092)	$(1,017,820)	$(5,536,144)

See accompanying notes to financial statements.

A-4

RADITAZ, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) PERIOD FROM FEBRUARY 15, 2008 (INCEPTION) TO DECEMBER 31, 2013

	Common Stock		Additional Paid In	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total

Balance, February 15, 2008	-	$-	$-	$-	$-
Issuance of Common Stock	604,468	60	99,940	-	100,000
Net Loss			-	(17,487)	(17,487)
Balance, December 31, 2008	604,468	60	99,940	(17,487)	82,513

Issuance of Common Stock	1,515,185	152	1,495,485	-	1,495,637
Stock Compensation Expense			27,816	-	27,816
Net Loss			-	(998,930)	(998,930)
Balance, December 31, 2009	2,119,653	212	1,623,241	(1,016,417)	607,036

Issuance of Common Stock	1,045,684	105	1,008,246	-	1,008,351
Stock Compensation Expense			51,679	-	51,679
Net Loss			-	(1,648,082)	(1,648,082)
Balance, December 31, 2010	3,165,337	317	2,683,166	(2,664,499)	18,984

Issuance of Common Stock	1,827,778	182	696,400	-	696,581
Stock Compensation Expense			56,737	-	56,737
Net Loss			-	(831,733)	(831,733)
Balance, December 31, 2011	4,993,115	499	3,436,303	(3,496,232)	(59,431)

Issuance of Common Stock	1,758,220	176	539,445	-	539,621
Stock Compensation Expense			35,725	-	35,725
Net Loss			-	(1,017,820)	(1,017,820)
Balance, December 31, 2012	6,751,335	675	4,011,472	$(4,514,052)	(501,905)

Issuance of Common Stock	2,852,829	285	836,515	-	836,800
Stock Compensation Expense			76,558	-	76,558
Net Loss			-	$(1,022,092)	(1,022,092)

Balance, December 31, 2013	9,604,164	$960	$4,924,545	$(5,536,144)	$(610,639)

See accompanying notes to financial statements.

A-5

RADITAZ, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Years Ended December 31,		Period from February 15, 2008 (Inception) to December 31,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,022,092)	$(1,017,820)	$(5,536,144)
Adjustments to reconcile net loss to net cash provided by operating activities
Impairment of Goodwill	-	-	634,799
Depreciation and amortization	4,734	20,947	125,072
Non-cash stock compensation expense	76,558	35,724	260,569
Changes in assets and liabilities
Prepaid Expenses	(21,812)	25,274	(27,835)
Other Current Assets	3,577	(2,397)	-
Accounts Payable	(40,926)	190,546	170,838
Accrued Liabilities and Other Current Liabilities	177,986	(54,527)	236,427
Net cash used in operating activities	(821,974)	(802,253)	(4,136,274)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	-	-	(87,890)
Security Deposit	-	-	(3,000)
Purchases of property and equipment	(2,581)	(1,402)	(40,728)
Net cash used in investing activities	(2,581)	(1,402)	(131,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	250,000	250,000
Repayment of notes payable	(12,245)	-	(12,245)
Proceeds from issuance of Common Stock	836,800	539,621	3,744,616
Proceeds from issuance of demand note	-	-	285,521
Net cash provided by financing activities	824,555	789,621	4,267,892

NET INCREASE (DECREASE) IN CASH	-	(14,034)	-

CASH, BEGINNING OF PERIOD	-	14,034	-

CASH, END OF YEAR	$-	$-	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES
Conversion of demand note into Common Stock			285,521
Issuance of Common Stock for SonicSwap, Inc. acquisition			$634,799

See accompanying notes to financial statements.

A-6

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Planned Business

Raditaz, LLC (“Raditaz” or the “Company”) was formed in Connecticut on February 15, 2008. The Company was formed to develop a playlist sharing platform for the internet and mobile devices. The Company has since transitioned into a music streaming service and is developing CÜR, a hybrid internet radio and on-demand music streaming service.

On January 28, 2014, the members of Raditaz contributed their Raditaz membership interests (the “Contribution”) to CUR Media, Inc. (formerly known as Duane Street Corp.) (“Pubco”) in exchange for approximately 10,000,000 shares of Pubco’s Common Stock, which resulted in Raditaz being a wholly owned subsidiary of Pubco. Each membership interest of Raditaz at the time of the Contribution was automatically converted into shares of Pubco’s Common Stock, with the result that the 39,249,885 Raditaz membership interests outstanding immediately prior to the Contribution were converted into approximately 10,000,000 shares of Common Stock outstanding immediately thereafter. The Contribution is considered to be a recapitalization of the Company which has been retrospectively applied to these financial statements for all periods presented.

Note 2 – Going Concern Uncertainty

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business and does not include any adjustments that might result from uncertainty about the Company’s ability to continue as a going concern.

The Company incurred a net loss of $1,022,092 and $1,017,820 in the years ending December 31, 2013 and 2012, respectively. As of December 31, 2013, the Company has a working capital deficit of approximately $550,000. These matters raise reasonable doubt about the ability of the Company to continue as a going concern.

On January 28, 2014, the Company completed a contribution with a public shell company whereby all of the Company’s securities were exchanged for securities of the public shell company. In addition, the Company completed a first closing of a private equity offering on January 28, 2014 whereby the Company raised $4.075 million in proceeds prior to the deduction of expenses related to the transaction. In addition, the Company completed a second closing of a private equity offering March 14, 2014 whereby the Company raised $4.635 million in proceeds prior to the deduction of expenses related to the transaction. On March 28, 2014 the Company completed a third closing of a private equity offering whereby the Company raised $970,245 in proceeds prior to the deduction of expenses related to the transaction. The new capital will be used to fund ongoing operations of the successor company. Based on management projections, the Company contemplates raising an additional $25-$30 million prior to the planned launch of CÜR, to implement the business plan, market CÜR, provide content license costs, and working capital. This fundraising has not yet begun, and no specific terms have been set. The Company plans to launch the CÜR music streaming product and platform in late 2014.

Management believes that it will be successful in obtaining sufficient financing to execute its operating plan. However, no assurances can be provided that the Company will secure additional financing or achieve and sustain a profitable level of operations. To the extent that the Company is unsuccessful in its plans, the Company may find it necessary to contemplate the sale of its assets and curtail operations.

Note 3 – Summary of Significant Accounting Policies

Development Stage

The Company is considered to be a development stage company, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915-10, in that the Company is devoting substantially all of its efforts to establishing a new business where planned principal operations have commenced, but no significant revenues have been derived from these operations.

A-7

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, the Company’s developed technology may not be ready for commercialization until late 2014, if at all. The Company expects to continue to incur losses through commercialization and beyond as it anticipates significant expenditures on development, marketing and licensing content from music companies, while it attempts to grow the number of users subscribing to its service. The Company cannot predict when, if ever, it will become profitable.

Basis of Presentation

The financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). In the opinion of the Company's management, the financial statements include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company's financial position for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Costs

All research and development costs, including costs to develop software used in the Company’s applications, which do not meet the criteria for capitalization, are expensed when incurred. FASB ASC Topic 730 requires companies involved in research and development activities to capitalize non-refundable advance payments for such services pursuant to contractual arrangements because the right to receive those services represents an economic benefit. Such capitalized advances will be expensed when the services occur and the economic benefit is realized. There were no capitalized research and development services at December 31, 2013 or 2012.

Property and equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Servers, computers and other related equipment	3 years

Office furniture and equipment	3-5 years

Leasehold improvements	Shorter of the estimated useful life of 5 years or the lease term

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

A-8

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently Issued Accounting Standards

There have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2013, that are of material significance, or have potential material significance to the Company.

Income Taxes

The Company has elected under the Internal Revenue Code and similar provision of the Connecticut income tax law, to be a Limited Liability Company. Under those provisions, the Company does not pay corporate income taxes on its taxable income (other than income taxes computed on excess net passive income). Instead, the shareholders are liable for individual federal and state income taxes on their proportionate share of the Company’s taxable income or loss.

Stock Compensation

Stock-based payments made to employees, including grants of stock options, are recognized in the statements of operations based on their estimated fair values. The Company recognizes stock-based compensation for awards granted that are expected to vest, on a straight-line basis using the single-option attribution method over the service period of the award, which is generally four years. The Company generally estimates the fair value of employee stock options using the Black-Scholes valuation model. The determination of the fair value of a stock-based award is affected by the deemed fair value of the underlying share price on the grant date, as well as other assumptions including the risk-free interest rate, the estimated volatility of the Company's stock price over the term of the award, the estimated period of time that the Company expects employees to hold their stock options and the expected dividend rate.

Stock-based payments made to non-employees, including grants of stock options, are recognized in the statements of operations based on their estimated fair values. The fair value of these options will be re-measured on each reporting date until the options vest. The re-measured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Uncertain Tax Positions

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods, disclosure and transitions.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements. The tax period that is subject to examination by major tax jurisdictions is from December 31, 2009 through December 31, 2012, for which the tax returns have been filed.

In the event the Company was to receive an assessment for interest and/or penalties, it will be classified in the financial statements as selling, general and administrative expense when assessed.

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

A-9

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Note 4 – Risks and Uncertainties:

The Company operates in an industry that is subject to rapid technological change and intense competition. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, content licensing, regulatory and other risks including the potential for business failure.

Note 5 – Property and Equipment

Property and equipment consisted of the following:

	For the Year Ended December 31,
	2013	2012

Servers, computers and other related equipment	$25,214	$22,634
Office furniture	5,374	5,374
Leasehold Improvements	10,139	10,139
Total property and equipment	40,727	38,147

Less accumulated depreciation	37,182	34,365

Total Property and Equipment	3,545	3,782

Depreciation expenses totaled $2,817 and $3,369 for the years ended December 31, 2013 and 2012, respectively. No impairments of property and equipment occurred or were recognized during the fiscal years ended December 31, 2013 and 2012.

Note 6 – Debt Instruments

On February 28, 2012, the Company entered into a convertible promissory drawdown note (“CI Note”) with Connecticut Innovations Incorporated (“CT Innovations”) for up to $150,000. The Company received $75,000 on February 28, 2012. The CI Note bears interest at 12% per annum, is due on February 28, 2014 and includes a provision whereby, after a qualified financing, as defined, CT Innovations may convert the amount outstanding under the CI Note, including principal and accrued interest into equity securities being sold by the Company, at a 25% discount to the offering price. No such qualified financing has occurred as of December 31, 2013. The note includes a provision whereby the lender can, at its sole discretion, demand payment in an amount equal to two times the principal and outstanding and unpaid interest as of the demand date upon the occurrence of a liquidation event or change of control event as defined in the CI Note. The Company received an additional $75,000 in connection with the CI Note on October 26, 2012. As of December 31, 2013 and 2012, the Company had $150,000 in principal recorded as Note Payable in the long-term and short-term liability section of the Company’s balance sheet, respectively. The CI Note is secured by a first priority security interest on all assets of the Company. Under the terms of the agreement, the CI Note was repaid in full with accrued interest on February 28, 2014.

A-10

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 19, 2012, the Company entered into a promissory note (“State of CT Note”) with State of Connecticut Department of Economic and Community Development (“CT DECD”) for up to $100,000. The Company received $100,000 on June 19, 2012. The State of CT Note bears interest at 2.5% per annum. Commencing on the thirteenth month following the loan date and continuing on the first day of each month thereafter principal and interest shall be payable in 48 equal, consecutive monthly installments. The full principal and all accrued interest are due and payable on June 19, 2017. The Company also received a grant of $100,000 (“DECD Grant”) from CT DECD. The DECD Grant was recorded as other income for the year ended December 31, 2012. The Company and CT DECD also entered into a security agreement whereby the State of CT Note is secured by all properties, assets and rights of the Company. As of December 31, 2013 and 2012, the Company had $62,755 and $90,357 in principal recorded as Note Payable in the long-term sections of the Company’s balance sheet, respectively and $25,000 and $9,643 in short-term liability, respectively.

Note 7 – Related Party Transactions:

The Company’s Chief Executive Officer paid personally certain expenses of the Company totaling $24,235 at December 31, 2013 and $10,421 at December 31, 2012, which is reported as other current liabilities.

Note 8 – Common Stock Warrants

As of December 31, 2013 and 2012, the Company had warrants outstanding to purchase1,218,215 shares of the Company’s Common Stock at $0.544 per common share. Common Stock Warrant activity during the years ended December 31, 2013 and 2012 was as follows:

	Common Stock Warrants Outstanding
	Warrants Outstanding	Weighted-Average Exercise Price

Balance as of December 31, 2010	500,794	$0.54
Granted	717,421	0.54
Cancelled/Forfeited	-	-
Exercised	-	-
Balance as of December 31, 2011	1,218,215	0.54
Granted	-	-
Cancelled/Forfeited	-	-
Exercised	-	-
Balance as of December 31, 2012	1,218,215	0.54
Granted	-	-
Cancelled/Forfeited	-	-
Exercised	-	-
Balance as of December 31, 2013	1,218,215	$0.54

A-11

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The per-share fair value of each Common Stock Warrant was determined on the date of grant using the Black-Scholes pricing model using the following weighted average assumptions:

Year Ended December 31,
2011
Exercise price	$0.54
Expected life (years)	10
Risk-free interest rate	2.21%
Expected volatility	75.00%
Expected dividend yield	0%

On July 10, 2010, the Company issued a warrant for 9,442 of the Company’s Common Stock exercisable for $4.53 per common share.

Prior to January 28, 2014, the Common Stock Warrants detailed above were either exercised or cancelled. These transactions are discussed in Note 12 - Subsequent Events.

Note 9 – Common Stock

During 2013, the Company raised $836,800 by issuing 2,852,829 shares of the Company’s Common Stock at a price per share of $0.29332.

During 2012, the Company raised $539,621 by issuing 740,160 shares of the Company’s Common Stock at a price per share of $0.29332 and 1,018,060 shares of the Company’s Common Stock at a price per share of $0.31679.

Each common share has the right to one vote per share. The holders of common shares are also entitled to receive dividends as and when declared by the board of directors of the Company, whenever funds are legally available.

Note 10 – Stock-based Compensation Plans and Awards

Stock Compensation Plans

In November 2008, the board of directors of the Company adopted the 2008 Restricted Units Plan, as amended (the "2008 Plan"). The 2008 Plan provides for the issuance of restricted common shares (“options”). Common Shares reserved for issuance under the 2008 Plan as of December 31, 2013 and 2012 were 1,656,053.

Under the 2008 Plan, the Company determines various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

Certain of the Company’s options grants include a right to repurchase a terminated individual’s options at a repurchase price equal to the lower of the exercise price or the fair value of the stock options at the termination date, during the 18 months following the termination of an individual's service with the Company, for any reason. During the years ended December 31, 2013 and 2012, the Company repurchased 10,191 and 32,455, respectively. No consideration was provided for the repurchases in either year as the fair value of Stock options at the termination date was estimated to be zero.

A-12

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Options

Option activity during the years ended December 31, 2013 and 2012 was as follows:

	Options Outstanding
	Options Authorized	Outstanding Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Balance as of January 1, 2012	764,332	723,979	$0.16	6.2
Additional options authorized	891,721
Granted		917,199	$0.04
Cancelled/Forfeited		(40,764)	$0.04
Repurchased		(32,455)	$0.12
Balance as of December 31, 2012	1,656,053	1,567,958	$0.12	6.3
Exercisable December 31, 2012		581,062	$0.12

Additional options authorized
Granted		126,948	$0.71
Cancelled/Forfeited		(28,662)	$0.04
Repurchased		(10,191)	$0.35
Balance as of December 31, 2013	1,656,053	1,656,053	$0.31	6.0
Exercisable December 31, 2013		1,108,402	$0.47

Summary information regarding the options outstanding and exercisable at December 31, 2013 is as follows:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding (in shares)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable (in shares)	Weighted Average Exercise Price

$-	316,331	7.69	-	221,863	-

.04 -.60	1,131,982	8.30	0.04	691,735	0.04

.61 – 1.20	149,475	7.93	0.94	137,177	0.94

1.21 – 1.77	58,265	6.01	1.77	57,626	1.77
	1,656,053			1,108,401

A-13

RADITAZ, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Valuation of Awards

Under ASC 718, the weighted average grant date fair value of options granted was $0.71 and $0.04 for options granted in 2013 and 2012, respectively. The per-share fair value of each option was determined on the date of grant using the Black-Scholes model using the following weighted average assumptions:

	Fiscal Year Ended December 31,
	2013	2012
Exercise Price	0.43	0.04
Expected life (years)	6.40	6.25
Risk-free interest rate	1.30%	0.75%
Expected volatility	71.98%	75.25%
Expected dividend yield	0%	0%

The expected life of options granted represents the weighted average period that the options are expected to remain outstanding. The Company determined the expected life assumption based on the Company's historical exercise behavior combined with estimates of the post-vesting holding period. Expected volatility is based on historical volatility of peer companies in the Company's industry that have similar vesting and contractual terms. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company currently has no history or expectation of paying cash dividends on its Common Stock.

Options to Non-Employees

The per-share fair value of options granted to non-employees is determined on the date of grant using the Black-Scholes option pricing model with the same assumptions as those used for employee awards with the exception of expected term. The expected term for non-employee awards is the contractual term of 10 years.

As of December 31, 2013 and 2012 a total of 234,968 options issued to non-employees were outstanding and 172,550 and 112,106, respectively, were vested.

During the years ended December 31, 2013 and 2012, the Company recorded $3,210 and $15,628, respectively, in stock-based compensation expenses related to option grants made to non-employees. As of December 31, 2013, total compensation cost related to stock options granted to non-employees but not yet recognized, was $10,470 which the Company expects to recognize over a weighted-average period of approximately 0.5 years. The fair value of these options will be re-measured each reporting date until the options vest. The re-measured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Stock-based Compensation Expense

As of December 31, 2013, total compensation cost related to stock options granted, but not yet recognized, was $89,422 which the Company expects to recognize over a weighted-average period of approximately 1.8 years. Stock-based compensation expenses related to all employee and non-employee stock-based awards for the years ended December 31, 2013 and 2012 was as follows:

	For the Year Ended December 31,
	2013	2012
Stock-based compensation expenses
Research and Development	$26,730	$17,325
General and Administrative	49,828	18,399

Total stock-based compensation	$76,558	$35,724

A-14

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Claim Settlement

On April 12, 2011 a claim was made and a lawsuit was filed by a former employee of the Company that the Company owed the individual compensation in the amount of $80,000 as a result of the former employee’s termination. The claim and the lawsuit were settled in February of 2012 for $75,000 whereby the plaintiff released the Company from any and all liability.

Note 12 – Subsequent Events:

The Company’s management has evaluated the effects of events occurring subsequent to December 31, 2013 and through the date these financial statements were available to be issued, and has determined that no events have occurred that would require adjustment to, or disclosure in, the accompanying financial statements, except as described below.

Preferred and Common Membership Warrants:

Warrants to purchase 722,426 Series AAA Preferred Membership Interests (186,091 common shares as adjusted for the recapitalization) were exercised on January 17, 2014 for proceeds of $99,695. Prior to the Contribution of Raditaz membership interests discussed below, the remaining warrants exercisable into Series AAA Preferred Membership Interests for 4,006,816 underlying interests (1,032,123 common shares as adjusted for the recapitalization) and warrants exercisable into Common Membership Interests for 95,000 underlying interests (9,442 common shares as adjusted for the recapitalization) were cancelled.

Contribution of Raditaz Membership Interests

On January 28, 2014, the members of Raditaz, contributed their Raditaz membership interests (the “Contribution”) to Duane Street Corp. in exchange for approximately 10,000,000 shares of Duane Street Corp.’s Common Stock, which resulted in Raditaz being a wholly owned subsidiary of Duane Street Corp. Each membership interest of Raditaz, LLC at the time of the Contribution was automatically converted into shares of Duane Street Corp. Common Stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the Contribution were converted into approximately 10,000,000 shares of Common Stock outstanding immediately thereafter.

As a result of the Contribution, Duane Street Corp. discontinued its pre-Contribution business and acquired the business of the Company and will continue the existing business operations of the Company as a publicly-traded company.

Concurrently with the closing of the Contribution and in contemplation of the Contribution, the Company held a closing of its private placement offering (“PPO”) of 4,075,036 units of its Common Stock, at a price of $1.00 per unit, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,075,036. Each unit purchased included one five-year warrant to purchase one share of Common Stock at $2.00 per share for a term of five years. Investors in the units have weighted average anti-dilution protection with respect to the shares of Common Stock included in the units if within 24 months after the final closing of the PPO the Company issues additional shares of Common Stock, or Common Stock equivalents (subject to customary exceptions, including but not limited to issuances of awards under the Company’s 2014 Plan) for consideration per share less than $1.00. The PPO warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which are subject to customary exceptions. The closing of this PPO and the closing of the Contribution were conditioned upon each other.

The PPO was made to certain accredited investors and non-U.S. Persons for a minimum of $4,000,000 through the sale of 4,000,000 units, and a maximum of $7,000,000 through the sale of 7,000,000 units. Each unit is comprised of one share of Common Stock and a warrant to purchase one share of Common Stock for a term of five years. The initial PPO included an additional 1,000,000 unit over-allotment to be sold for $1,000,000 in the event the PPO was oversubscribed.

A-15

RADITAZ, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The PPO was conducted on a “best efforts” basis. Duane Street agreed to pay the placement agent in the offering, Gottbetter Capital Markets, LLC, a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the PPO. In addition, the placement agent received warrants exercisable for a period of ten (10) years to purchase a number of shares of Common Stock equal to 10.0% of the number of shares of Common Stock sold to investors introduced by it, with a per share exercise price of $1.00. The Company was also required to reimburse the placement agent $25,000 for legal expenses incurred in connection with the PPO.

As a result of the foregoing, the placement agent, and its sub-agent, was paid an aggregate commission of $407,504 and was issued warrants to purchase 407,504 shares of the Company’s Common Stock. The net proceeds received from the PPO of $3,256,782 after deducting estimated placement agent commissions and other offering expenses.

Effective as of March 13, 2014, the Company increased the over-allotment option (the "Over-Allotment Option") for the PPO from 1,000,000 units of its securities to 3,000,000 units, such that the maximum aggregate number of units that may be sold in the PPO, including the Over-Allotment Option, is 10,000,000 units.

On March 14, 2014, the Company consummated a second closing (the "Second Closing") of the PPO, in connection with which the Company issued and sold approximately 4,635,019 additional units, at a purchase price of $1.00 for gross proceeds (before deducting commissions and expenses of the PPO) of $4,635,019. Each unit purchased included one five-year warrant to purchase one share of Common Stock at $2.00 per share.

As a result of the foregoing, the net proceeds received from the PPO were $4,088,886 after deducting estimated placement agent commissions and other offering expenses. The Company paid the placement agent, and its sub-agent, cash commissions of an aggregate of 10% of funds raised, and issued to it, and its sub-agent, warrants to purchase a number of shares of Common Stock equal to an aggregate of 10% of the number of shares of Common Stock included in the Units sold in the PPO, with a term of five (5) years and an exercise price of $1.00 per share.

On March 28, 2014, the Company consummated a third and final closing of the PPO, in connection with which the Company issued and sold approximately 970,245 additional Units at the PPO Price of $1.00 for gross proceeds (before deducting commissions and expenses of the PPO) of $970,245. Each unit purchased included one five-year warrant to purchase one share of Common Stock at $2.00 per share.

The placement agent for the PPO, and its sub-agent, were paid an aggregate commission of approximately $97,030 and were issued warrants to purchase an aggregate of approximately 97,030 shares of the Company’s Common Stock, with a term of five (5) years and an exercise price of $1.00.

Thomas Brophy Employment Agreement

On January 28, 2014, Duane Street entered into an Employment Agreement (the “Employment Agreement”) with Thomas Brophy, pursuant to which he will serve as the Company’s President, Chief Executive Officer, interim Chief Financial Officer and Treasurer. The Employment Agreement has an initial term through December 31, 2015, which term shall be automatically extended for successive one-year periods unless terminated by either party on at least three months’ advance written notice. In consideration for his services, Mr. Brophy will earn an initial annual base annual salary of $250,000 (“Base Salary”), and is entitled to receive a minimum annual bonus in amount of $50,000 (“Annual Bonus”).

In the event of Mr. Brophy’s death or Disability, as such term is defined in the Employment Agreement, the Company will pay him for any unreimbursed expenses incurred, accrued but unpaid then current Base Salary and Annual Bonus and other accrued but unpaid employee benefits as provided in the Employment Agreement, in each case through the date of termination (the “Accrued Amounts”), for a period of six months following such death or Disability.

A-16

If Mr. Brophy’s employment is terminated by the Company for a reason other than Cause, as such term is defined in the Employment Agreement, or by Mr. Brophy for Good Reason, as such term is defined in the Employment Agreement, and subject to Mr. Brophy's compliance with other terms of the Employment Agreement, then the Company will pay him (i) the Accrued Amounts, (ii) a lump sum payment equal to eighteen (18) months’ Base Salary, which payment will be made on the 60th day following the date of termination, and (iii) if Mr. Brophy elects to continue his medical coverage under COBRA, the Company shall pay for coverage under COBRA for eighteen (18) months following the date of termination.

If Mr. Brophy voluntarily terminates the Employment Agreement, or the Company terminate his employment for Cause, than he shall be entitled to receive the Accrued Amounts.

The Employment Agreement contains non-competition, non-solicitation and confidentiality covenants of Mr. Brophy.

John A. Lack Consulting Agreement

On January 28, 2014, the Company entered into a Consulting Agreement with John A. Lack, Chairman of the Company’s Board (the “Consulting Agreement”), pursuant to which Mr. Lack will provide strategic advisory services to the Company on an independent contractor basis. The Consulting Agreement has a term of 12 months. The services to be provided by Mr. Lack include, but are not limited to, the following:

•	Assist with the development and execution of the Company’s brand, marketing and sales strategies;

•	Assist with development of the design of the user interface and user experience of Company’s applications, including (amongst others) the Company’s music streaming application;

•	Use existing relationships with music companies, including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to negotiate licensing arrangements for the Company;

•	Advise on the selection and hire of senior executives for the Company; and

•	Assist the Company in its financing activities.

In connection with the Consulting Agreement, the Company is paying Mr. Lack at the annual rate of $125,000 payable in equal monthly installments. The Company also granted him 4-year non-statutory stock options to purchase 400,000 shares of the Company’s Common Stock, exercisable, upon vesting, at a price of $1.00 per share. Mr. Lack shall also be entitled to receive 4-year options to purchase up to an additional 400,000 shares of the Company’s Common Stock at a purchase price based upon value of the Company’s Common Stock on the date of grant, which shall be granted upon the achievement of certain milestones of the Company to be determined by the Company’s Board.

A-17

Exhibit B

CUR Media, Inc. INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page Number
Condensed Consolidated Balance Sheets as of September 30, 2014 (unaudited) and December 31, 2013	B-2

Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2014 and 2013 (unaudited)	B-3

Condensed Consolidated Statements of Cash Flows for the nine months ended September30, 2014 and 2013 (unaudited)	B-4

Notes to Unaudited Condensed Consolidated Financial Statements (unaudited)	B-5

B-1

CUR Media, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$4,540,692	$0
Prepaid Expenses	2,301	27,835
Other Current Assets	3,382	3,000
TOTAL CURRENT ASSETS	4,546,375	30,835

Property and Equipment, net	51,676	3,545

TOTAL ASSETS	$4,598,051	$34,380

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILIITES
Accounts Payable	$203,379	$170,838
Accrued Liabilities and Other Current Liabilities	80,171	236,426
Note Payable, Short-Term	26,106	175,000
Derivative Liability	4,029,967	-
TOTAL CURRENT LIABILITIES	4,339,623	582,264

Notes Payable, Long-Term	40,897	62,755
TOTAL LONG TERM LIABILITIES	40,897	62,755

TOTAL LIABILITIES	4,380,520	645,019

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred Stock (.0001 par value, 10,000,000 shares authorized, none issued or outstanding as of September 30, 2014 or December 31, 2013)	-	-
Common Stock (.0001 par value, 300,000,000 shares authorized, 24,829,363 and 13, 114,032 issued at September 30, 2014 and December 31, 2013, respectively and 25,063,323 and 13,335,890 outstanding at September 30, 2014 and December 31, 2013, respectively)	2,483	1,311
Additional Paid-In-Capital	5,040,158	4,924,194
Accumulated Deficit	(4,825,110)	(5,536,144)
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	217,531	(610,639)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$4,598,051	$34,380

See accompanying notes to condensed consolidated financial statements.

B-2

CUR Media, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES
Research and Development	1,115,554	110,937	2,732,997	641,311
General and administrative	530,972	15,478	964,307	52,580
Stock based Compensation	107,443	16,638	1,620,736	64,265
Depreciation and amortization	9,220	539	16,712	3,860

TOTAL OPERATING EXPENSES	1,763,189	143,592	5,334,752	762,016

OTHER INCOME (EXPENSE)
Interest Expense	(448)	(5,910)	(5,282)	(16,873)
Interest Income	3,000	2	5,554	14

Change in fair value of derivative liabilities	9,196	-	491,096	-
Other Income	18,274	-	18,274	-

TOTAL OTHER INCOME (EXPENSE)	30,022	(5,908)	509,642	(16,859)

NET LOSS	$(1,733,167)	$(149,500)	$(4,825,110)	$(778,875)

Basic and diluted net loss per share	$(0.07)	$(0.01)	$(0.22)	$(0.07)

Weighted average number of shares outstanding, basic and diluted	24,807,881	12,439,451	22,396,124	11,696,596

See accompanying notes to condensed consolidated financial statements.

B-3

CUR Media, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,825,110)	$(778,875)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	16,712	3,860
Non-cash stock compensation expense	1,620,736	64,265
Change in fair value of warrant liability	(491,096)	-
Share based consulting services	250,000	-
Changes in assets and liabilities
Prepaid Expenses	25,535	(1,279)
Other Current Assets	-	3,577
Accounts Payable	32,541	(18,804)
Accrued Liabilities and Other Current Liabilities	(156,255)	63,637
Net cash used in operating activities	(3,526,937)	(663,619)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(64,843)	(2,581)
Net cash used in investing activities	(64,843)	(2,581)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable
Repayment of notes payable	(170,753)	(6,100)
Proceeds from issuance of Common Stock	8,303,225	672,300
Net cash provided by financing activities	8,132,472	666,200

NET INCREASE (DECREASE) IN CASH	4,540,692	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF THE PERIOD	$4,540,692	$-

See accompanying notes to condensed consolidated financial statements.

B-4

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Summary of Business and Basis of Presentation

Organization and Business

CÜR Media, LLC (formerly known as Raditaz, LLC) (“Raditaz”) was formed in Connecticut on February 15, 2008. On January 28, 2014, the members of Raditaz contributed their Raditaz membership interests (the “Contribution”) to CUR Media, Inc. (formerly known as Duane Street Corp.) (the “Company”) in exchange for approximately 10,000,000 shares of the Company’s Common Stock, which resulted in Raditaz being a wholly owned subsidiary of the Company. Each membership interest of Raditaz, at the time of the Contribution was automatically converted into shares of the Company’s Common Stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the Contribution were converted into approximately 10,000,000 shares of the Company’s Common Stock outstanding immediately thereafter. The Contribution is considered to be a recapitalization of the Company which has been retrospectively applied to these financial statements for all periods presented. In connection with the recapitalization, the accumulated deficit of $5,536,144 from the period from February 15, 2008 (inception) through the date of the Contribution was reclassified to additional paid-in-capital.

As a result of the Contribution, the Company changed its business focus to the business of Raditaz, which is to develop and commercialize a streaming music experience for listening on the web and mobile devices. The Company is currently developing CÜR, a hybrid internet radio and on-demand music streaming service.

Basis of Presentation

The accompanying condensed consolidated financial statements include the activities of CUR Media, Inc. and its wholly owned subsidiary, CÜR Media, LLC. All intercompany transactions have been eliminated in these consolidated financial statements.

The financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") for interim financial information and with the instructions to Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. In the opinion of the Company's management, the financial statements include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company's financial position for the periods presented.

Certain information in footnote disclosures normally included in the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America and have been condensed or omitted pursuant to such principles and the financial results for the periods presented may not be indicative of the full year’s results. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s audited financial statements in Amendment No. 2 to the Current Report on Form 8-K the filed with the SEC on April 23, 2014.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Accounting Policies

Other than as disclosed below, there have been no material changes in the Company’s significant accounting policies to those previously disclosed in Amendment No. 2 to the Current Report on Form 8-K the Company filed with the SEC on April 23, 2014.

B-5

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently Adopted Accounting Pronouncements

In June 2014 the FASB issued ASU 2014-10 regarding development stage entities. The ASU removes the definition of development stage entity, as was previously defined under generally accepted accounting principles in the United States (U.S. GAAP), from the accounting standards codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.

In addition, the ASU eliminates the requirements for development stage entities to (i) present inception-to-date information in the statement of income, cash flow and stockholders’ equity, (ii) label the financial statements as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The Company applied the ASU effective from the financial statements as of June 30, 2014.

Note 2 – Going Concern Uncertainty

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business and does not include any adjustments that might result from uncertainty about the Company’s ability to continue as a going concern.

The Company incurred a net loss of $4,825,110 and $778,875 in the nine months ending September 30, 2014 and 2013, respectively. The Company is currently developing CÜR, a hybrid internet radio and on-demand music streaming service and has not generated material revenue from operations and anticipates needing additional capital prior to launching CÜR to execute the current operating plan. These factors raise a substantial doubt about the Company’s ability to continue as a going concern.

In connection with the Contribution, the Company completed a first closing of a private equity offering on January 28, 2014 whereby the Company raised approximately $4.075 million in proceeds prior to the deduction of expenses related to the transaction. In addition, the Company completed a second closing of a private equity offering on March 14, 2014 whereby the Company raised approximately $4.635 million in proceeds prior to the deduction of expenses related to the transaction. On March 28, 2014 the Company completed a third closing of a private equity offering whereby the Company raised $970,245 in proceeds prior to the deduction of expenses related to the transaction. The proceeds from the private equity offering will be used to fund ongoing operations of the Company. Based on management projections, the Company contemplates raising an additional $25 – $30 million or more prior to the planned launch of CÜR, to implement the business plan, market CÜR, provide content license costs, and for working capital. This fundraising has not yet begun, and no specific terms have been set. The Company plans to launch the CÜR music streaming product and platform in beta in the first half of 2015.

Management believes that it will be successful in obtaining sufficient financing to execute its operating plan. However, no assurances can be provided that the Company will secure additional financing or achieve and sustain a profitable level of operations. To the extent that the Company is unsuccessful in its plans, the Company may find it necessary to contemplate the sale of its assets and curtail operations.

Note 3 – Risks and Uncertainties

The Company operates in an industry that is subject to rapid technological change and intense competition. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, content licensing, regulatory and other risks including the potential for business failure.

A description of some of the risks and uncertainties that could affect our business appears in the section captioned “Risk Factors” in the Annual Report on Form 10-K the Company filed with the SEC on March 31, 2014. The risks and uncertainties described under “Risk Factors” are not exhaustive.

B-6

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Debt Instruments

On February 28, 2012, the Company entered into a convertible promissory drawdown note (“CI Note”) with Connecticut Innovations Incorporated (“CT Innovations”) for up to $150,000. The Company received $75,000 on February 28, 2012. The CI Note bore interest at 12% per annum, was due on February 28, 2014 and included a provision whereby, after a qualified financing, as defined, CT Innovations may have converted the amount outstanding under the CI Note, including principal and accrued interest into equity securities being sold by the Company, at a 25% discount to the offering price. The note included a provision whereby the lender could, at its sole discretion, demand payment in an amount equal to two times the principal and outstanding and unpaid interest as of the demand date upon the occurrence of a liquidation event or change of control event as defined in the CI Note. The Company received an additional $75,000 in connection with the CI Note on October 26, 2012. As of December 31, 2013, the Company had $150,000 in principal recorded as Note Payable in the short-term liability section of the Company’s balance sheet. Under the terms of the agreement, the CI Note was repaid in full with accrued interest on February 28, 2014.

On June 19, 2012, the Company entered into a promissory note (“State of CT Note”) with State of Connecticut Department of Economic and Community Development (“CT DECD”) for up to $100,000. The Company received $100,000 on June 19, 2012. The State of CT Note bears interest at 2.5% per annum. Commencing on the thirteenth month following the loan date and continuing on the first day of each month thereafter principal and interest shall be payable in 48 equal, consecutive monthly installments. The full principal and all accrued interest are due and payable on June 19, 2017. The Company and CT DECD also entered into a security agreement whereby the State of CT Note is secured by all properties, assets and rights of the Company. As of September 30, 2014 and December 31, 2013, the Company had $40,897 and $62,755 in principal recorded as Note Payable in the long-term sections of the Company’s balance sheet, respectively and $26,106 and $25,000 in notes payable short-term, respectively.

Note 5 – Derivative Liabilities

The PPO and agent warrants described in Note 8 qualify for derivative classification due to the price protection provisions on the exercise price. The initial fair value of these liabilities was recorded as an increase to derivative liabilities and a decrease in additional paid in capital as the warrants were issued in connection with the three closings under the private placement offerings. The fair value of these liabilities will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on derivative financial instruments included in other income or expenses.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities for the period ended September 30, 2014.

September 30, 2014

Balance at the beginning of period	$-

Addition of new derivative liabilities (warrants)	4,521,063

Change in fair value of warrants	(491,096)

Balance at the end of the period	$4,029,967

B-7

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the change in fair value of derivatives:

Nine months ended September 30, 2014

Change in fair value of derivative liabilities during:

Change in fair value of derivative liabilities during:
Three months ended September 30, 2014	$(9,196)
Nine months ended September 30, 2014	$(491,096)

The Company uses Level 3 inputs for its valuation methodology for the warrant derivative liabilities and embedded conversion option liabilities as their fair values were determined using the Black-Scholes option pricing model based on various assumptions. The model incorporates the price of a share of the Company’s Common Stock, volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The weighted average per-share fair value of each Common Stock Warrant of $0.425 and $0.378 was determined on the date of grant and at September 30, 2014, respectively using the Black-Scholes pricing model using the following weighted average assumptions:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)

At issuance	67.62%	1.59%	0%	5.00

At September 30, 2014	66.19%	1.78%	0%	4.40

Note 6 – Related Party Transactions

The Company’s Chief Executive Officer paid personally certain expenses of the Company totaling $24,235 at December 31, 2013 which is reported as other current liabilities. There were no related party transactions for the period ended September 30, 2014.

Note 7 – Common Stock

Prior to the Contribution, the Company raised $61,526 by issuing 209,755 shares of the Company’s Common Stock at a price per share of $0.29. Additionally, on January 17, 2014 the Company issued 186,091 shares of Common Stock for proceeds of $99,694 in connection with the exercise of warrants.

On January 28, 2014, the members of Raditaz, contributed their Raditaz membership interests to the Company in exchange for approximately 10,000,000 shares of the Company’s Common Stock, which resulted in Raditaz being a wholly owned subsidiary of the Company. Each membership interest of Raditaz, at the time of Contribution were automatically converted into shares of the Company’s Common Stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the Contribution was converted into approximately 10,000,000 shares of Common Stock outstanding immediately thereafter.

B-8

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concurrently with the closing of the Contribution and in contemplation of the Contribution, the Company held a closing of its private placement offering (“PPO”) of 4,075,036 units of its Common Stock, at a price of $1.00 per unit, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,075,036. Each unit was comprised of one share of Common Stock and a warrant to purchase one share of the Company’s Common Stock. Each warrant carries a term of five years. An aggregate of 4,075,036 units were sold in the initial closing of the PPO with a total of 4,482,539 warrants issued, as discussed in Note 8.

On March 14, 2014, the Company consummated a second closing (the "Second Closing") of the PPO, in connection with which the Company issued and sold 4,635,019 additional units, at a purchase price of $1.00 per unit, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,635,019. Each unit was comprised of one share of Common Stock and a warrant to purchase one share of the Company’s Common Stock. Each warrant carries a term of five years. An aggregate of 4,635,019 units were sold in the second closing of the PPO with a total of 5,098,520 warrants issued, as discussed in Note 8.

On March 28, 2014, the Company consummated a third and final closing of the PPO, in connection with which the Company issued and sold 970,300 additional units at the PPO Price of $1.00 per unit, for gross proceeds (before deducting commissions and expenses of the PPO) of $970,245. Each unit was comprised of one share of Common Stock and a warrant to purchase one share of the Company’s Common Stock. Each warrant carries a term of five years. An aggregate of 970,300 units were sold in the third and final closing of the PPO with a total of 1,067,330 warrants issued, as discussed in Note 8.

As a result of the three closings of the PPO discussed above, a total of 9,680,355 shares of Common Stock were issued. Proceeds were received of approximately $8,200,000, net of costs associated with the placement of approximately $1,500,000. As of September 30, 2014, warrants entitle their holders to purchase 9,680,355 shares of the Company’s Common Stock, with a term of five years and an exercise price of $2.00 per share and broker warrants entitle their holders to purchase 968,034 shares of the Company’s Common Stock, with a term of five years and an exercise price of $1.00 per share.

Prior to the Contribution, eleven stockholders of the Company (“Pre-Contribution Transaction Stockholders”), entered into an agreement with the Company (“Side Sale Agreement”) pursuant to which they agreed to cancel a portion of their shares after the initial PPO such that the aggregate number of shares they collectively held following such cancellation would be equal to 19.9% of the total outstanding shares of the Company’s Common Stock. Subsequent to the initial PPO, approximately 715,280 shares were cancelled in connection with the Side Sale Agreement. Terms included in the agreement discussed the issuance of additional shares to the shareholders in the event there were additional closings of the PPO following the initial closing so as to maintain their 19.9% Common Stock ownership position, in the aggregate. As a result of the second and third closing, an aggregate of approximately 1,379,631 restricted shares of Common Stock were issued to the Pre-Contribution Transaction Stockholders (the “Adjustment Shares”). The Company recorded $1,379,631 of stock based compensation expense in connection with the issuance of the shares with a fair value per share of $1.00.

On March 25, 2014 the Company entered into a contract with a consultant pursuant to which the Company was to issue shares to the consultant in exchange for advisory services. On June 4, 2014 the contract was mutually terminated and the consultant agreed to forfeit any shares he may have been entitled to under the agreement.

On September 29, 2014 the Company entered into a contract with a consultant pursuant to which the Company issued shares in exchange for advisory services. Pursuant to the services agreement the Company was obligated to issue 250,000 shares of restricted Common Stock, par value $0.0001 per share, in prepayment of services to be provided under the agreement. These shares were issued on September 29, 2014 at a cost basis of $1.00 per share.

Note 8 – Common Stock Warrants

At December 31, 2013, the Company had warrants outstanding to purchase 1,227,656 shares of the Company’s Common Stock at $0.54 per share. Warrants to purchase 186,091 shares of Common Stock were exercised on January 17, 2014 for proceeds of $99,694. Prior to the Contribution of the Raditaz membership interests discussed above, the remaining warrants exercisable into 1,041,565 underlying shares were cancelled.

Concurrently with the closings of the Contribution and the private placement, discussed above, the Company issued warrants with respect to an aggregate of 9,680,355 underlying common shares to the investors in the PPO. Each warrant has a term of five years to purchase one share of Common Stock at $2.00 per share. The PPO warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which are subject to customary exceptions.

B-9

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, the placement agent in the PPO, and its sub-agents, received warrants exercisable for a period of five years to purchase a number of shares of Common Stock equal to 10% of the number of shares of Common Stock sold to investors introduced by it, with a per share exercise price of $1.00. As a result of the foregoing, the placement agent in the PPO, and its sub-agents, was issued warrants with respect to an aggregate of 968,034 underlying shares of the Company’s Common Stock. Common Stock Warrant activity during the nine months ended September 30, 2014 was as follows:

	Common Warrants Outstanding
	Warrants Outstanding	Weighted-Average Exercise Price

Balance as of December 31, 2013	1,227,656	0.54
Granted	10,648,389	1.91
Cancelled/Forfeited	(1,041,565)	0.54
Exercised	(186,091)	0.54
Balance as of September 30, 2014	10,648,389	$1.91

The weighted average per-share fair value of each Common Stock Warrant of $0.425 was determined on the date of grant using the Black-Scholes pricing model (see Note 5).

Note 9 – Equity Incentive Awards

Stock Compensation Plans

In November 2008, the board of directors of the Company adopted the 2008 Restricted Stock Plan, as amended (the “2008 Plan”). The 2008 Plan provided for the issuance of restricted common shares (“options”).

Under the 2008 Plan, the Company determined various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

Certain of the Company’s options grants included a right to repurchase a terminated individual’s options at a repurchase price equal to the lower of the exercise price or the fair value of the restricted Common Stock at the termination date, during the 18 months following the termination of an individual's service with the Company, for any reason.

Upon closing of the Contribution (discussed above), the board of directors of the Company adopted, and the stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”) which provided for the issuance of equity awards of up to 4,000,000 shares of Common Stock to officers, key employees, consultants and directors. Upon effectiveness of the Contribution, 6,500,000 options outstanding under the 2008 Plan were exchanged for an aggregate of (i) approximately 1,339,728 non-statutory stock options to purchase shares of the Company’s Common Stock at an average exercise price of approximately $0.22 per share, and (ii) approximately 316,331 restricted stock awards (of which approximately 221,863 were fully vested at and represented approximately 221,863 issued and outstanding shares of the Company’s Common Stock).

B-10

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 21, 2014, the 2014 Plan was amended to increase the total number of shares of Common Stock reserved for issuance thereunder from 4,000,000 to 4,250,000.

On October 8, 2014, the 2014 Plan was amended to increase the total number of shares of Common Stock reserved for issuance thereunder from 4,250,000 to 4,400,000.

Under the 2014 Plan, the Company determines various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

Stock Options

Option activity during the nine months ended September 30, 2014 was as follows:

	Options Outstanding
	Outstanding Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Balance as of January 1, 2014	1,339,728	$0.22	6.0
Granted	2,612,921	$1.00
Cancelled/Forfeited	(100,000)	$1.00
Exercised	(9,554)	$0.04
Repurchased	-
Balance as of September 30, 2014	3,843,095	$0.71	8.4
Exercisable September 30, 2014	921,774	$0.21

Valuation of Awards

Under ASC 718, the weighted average grant date fair value of options granted was $0.61 for options granted for the nine months ended September 30, 2014. The per-share fair value of each stock option was determined on the date of grant using the Black-Scholes model using the following weighted average assumptions:

Nine Months Ended September 30, 2014

Exercise Price	1.00
Expected life (years)	6.11
Risk-free interest rate	1.62%
Expected volatility	67.41%
Expected dividend yield	0%

The expected life of options granted represents the weighted average period that the options are expected to remain outstanding. The Company determined the expected life assumption based on the Company's historical exercise behavior combined with estimates of the post-vesting holding period. Expected volatility is based on historical volatility of peer companies in the Company's industry that have similar vesting and contractual terms. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company currently has no history or expectation of paying cash dividends on its common membership interests.

Stock-based Compensation Expense

As of September 30, 2014, total compensation cost related to stock options granted, but not yet recognized, was $1,410,470 which the Company expects to recognize over a weighted-average period of approximately 1.91 years. Stock-based compensation expenses related to all employee and non-employee stock-based awards were $241,083 and $64,265 for the nine months ended September 30, 2014 and 2013 and $107,443 and $16,638 for the three months ended September 30, 2014 and 2013, respectively.

B-11

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 17, 2014 the Company issued 9,554 shares of Common Stock for proceeds of $832 in connection with the exercise of options.

Restricted Stock Awards

During 2011, the Company had issued restricted stock awards with respect to 359,640 underlying shares under the 2008 Plan. The restricted stock awards vested over a term of four years with 25% per year. As of December 31, 2013 and September 30, 2014, 221,858 and 233,960 restricted common shares were outstanding but not yet issued under these awards, respectively. The Company is obligated to issue these awards upon request by the holder of the award. During the each of the nine month periods ended September 30, 2014 and 2013, the Company recorded stock based compensation of $1,387. As of September 30, 2014, unrecognized stock based compensation expense related to restricted stock awards granted, but not yet vested was $1,632 which the Company expects to recognize over a weighted average period of less than one year.

Note 10 – Commitments and Contingencies

Data License and Service Agreement with Rovi

On July 1, 2014 the Company entered into a licensing agreement acquiring the limited, non-exclusive, non-transferable right to use, display, communicate, reproduce and transmit the Licensors’ data. On September 8th and September 18th, a first amendment and second amendment to the data license and service agreement, respectively, were executed which expanded the original license agreement to include custom development of search and voice capabilities. The licensing agreement remains in effect through and including March 14, 2017. The Company has the option to extend the term of this agreement for additional 1 year periods.

During the term of the licensing agreement and as consideration for the grant of rights and license of the Licensors’ data, the Company agreed to pay the Licensor a monthly minimum charge during the development period which is the period where data will be used for internal, non-public, non-commercial uses. In addition, the Company has agreed to pay a minimum per month during the first initial term, subsequent to launch date until March 14, 2016. For each subsequent term, consideration paid will depend on the number of subscribers of the Licensee property.

As of September 30, 2014, the Company has paid the Licensor $30,000.

Master Subscription Agreement with Zuora

On July 31, 2014 the Company entered into a limited license agreement which provides the Company non-exclusive, non-transferable worldwide limited license to use the online integrated subscription management, billing, and data analysis services. The initial order form covered the implementation and development period ending October 31, 2014. In addition, the Company has agreed to an initial 36 month service term, subsequent to implementation.

As of September 30, 2014, the Company has paid $23,279.

Distribution Agreement with MediaNet

On November 10, 2014 the Company entered into a service agreement which provides the Company with a catalog of sound recordings and metadata which enables and provides for the delivery of sound recordings to end users of the Company’s application. The agreement remains in effect for a period of three years following the effective date of November 7, 2014. The agreement will automatically renew for successive one year terms unless terminated by MediaNet or the Company.

B-12

CUR Media, Inc. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company will pay a set-up fee. In addition, the Company will pay a monthly technology licensing fee during the initial term, a monthly usage fee and will pay for any additional professional services and technical assistance or customization.

As of September 30, 2014, the Company did not make any payments to MediaNet.

Minimum payments related to the previously described contracts is summarized as follows:

Twelve Months Ended September 30,	Total

2015	$568,706	*

2016	$797,388	*

2017	$839,399	*
	$2,205,493

* Additional contract terms include per subscriber, stream or percentage of revenue charges.

B-13

Exhibit C

CUR Media, Inc. INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Page Number
Unaudited Pro Forma Consolidated Financial Statements	C-2

Notes to Unaudited Pro Forma Consolidated Financial Statements	C-4

C-1

CUR Media, Inc.

PROFORMA CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2014

(unaudited)

	As Reported	Note 4	Pro Forma Adjustments	Pro Forma

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$4,540,692	(a)	$4,261,160	$8,801,852
Prepaid Expenses	2,301			2,301
Other Current Assets	3,382			3,382
TOTAL CURRENT ASSETS	4,546,375			8,807,535

Property and Equipment, net	51,676			51,676

TOTAL ASSETS	$4,598,051			$8,859,211

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILIITES
Accounts Payable	$203,379			$203,379
Accrued Liabilities and Other Current Liabilities	80,171			80,171
Note Payable, Short-Term	26,106			26,106
TOTAL CURRENT LIABILITIES	309,656			309,656

Derivative Liability	4,029,967	(b)	(4,029,967)	-
Notes Payable, Long-Term	40,897			40,897
TOTAL LONG TERM LIABILITIES	4,070,864			40,897

TOTAL LIABILITIES	4,380,520			350,553

STOCKHOLDERS' DEFICIENCY
Preferred Stock ($0.0001 par value, 10,000,000 shares authorized, none issued or outstanding as of September 30, 2014 or December 31, 2013)	-			-
Common Stock ($0.0001 par value, 300,000,000 shares authorized, 24,829,363 and 34,509,718 outstanding at September 30, 2014 and September 30, 2014 as adjusted, respectively)	2,483	(c)	968	3,451
Additional Paid-In-Capital	5,040,158	(c)	7,840,120	12,880,277
Accumulated Deficit	(4,825,109)		(41,057)	(4,866,166)
TOTAL STOCKHOLDERS' DEFICIENCY	217,531			8,017,562

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$4,598,051			$8,368,114

See accompanying notes to pro forma consolidated financial statements.

C-2

CUR Media, Inc.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(unaudited)

	As Reported	Note 4	Pro Forma Adjustments	Pro Forma

REVENUES	$-			$-

OPERATING EXPENSES
Research and Development	2,732,997			2,732,997
General and administrative	964,307			964,307
Stock based Compensation	1,620,736			1,620,736
Depreciation and amortization	16,712			16,712

TOTAL OPERATING EXPENSES	5,334,752			5,334,752

OTHER INCOME (EXPENSE)
Interest Expense	(5,282)			(5,282)
Interest Income	5,554			5,554
Change in fair value of derivative liabilities	491,096	(b)	(491,096)	-
Gain (Loss) on extinguishment of derivative		(b)	450,039	450,039
Other Income	18,274			18,274

TOTAL OTHER INCOME (EXPENSE)	509,642			468,585

NET LOSS	$(4,825,110)			$(4,866,167)

Basic and diluted net loss per share	$(0.22)			$(0.16)

Weighted average number of shares outstanding, basic and diluted	22,396,124		7,742,145	30,138,269

See accompanying notes to pro forma consolidated financial statements.

C-3

CUR Media, Inc. and Subsidiary

Notes to Consolidated Financial Statements

1.	Basis of Presentation

CUR Media, Inc. is referred to herein as the “Company.” The accompanying unaudited pro forma consolidated balance sheet as at September 30, 2014 and unaudited pro forma consolidated statements of operations for the nine month period ended September 30, 2014 of CUR Media, Inc. (the “Pro Forma Consolidated Financial Statements”) have been prepared by management on the basis of United States Generally Accepted Accounting Principles (“US GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) from information derived from the financial statements of the Company. The unaudited Pro Forma Consolidated Financial Statements have been prepared for inclusion in the Company’s Schedule TO in conjunction with the tender offer pursuant to which the Company is offering to reduce the exercise price of certain Company warrants to purchase an aggregate of 9,680,355 shares of the Company’s Common Stock from $2.00 per share to $0.50 per share and to amend other terms of such warrants as described below in Note 3, Description of Transaction.

The unaudited pro forma balance sheet as at September 30, 2014 has been prepared as if 100% of the PPO Warrants (as defined below) outstanding on September 30, 2014 are exercised on September 30, 2014. The unaudited pro forma statement of operations for the nine months ended September 30, 2014 has been prepared as if all of the PPO Warrants outstanding on September 30, 2014 had been exercised on their respective dates of issuance on January 28, 2014, March 14, 2014 and March 28, 2014.

The unaudited Pro Forma Consolidated Financial Statements have been derived from the unaudited condensed consolidated interim financial statements of the Company for the nine month period ended September 30, 2014.

The unaudited pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements and accompanying footnotes. The unaudited Pro Forma Consolidated Financial Statements are for informational purposes only and do not purport to reflect the financial position or results of operations that would have occurred if the Offer to Amend and Exercise (as defined below) had been consummated on the dates indicated above, nor do they purport to represent or be indicative of the financial position or results of operations of the Company for any future dates or periods.

2.	Significant Accounting Policies

The accounting policies used in the preparation of these unaudited Pro Forma Consolidated Financial Statements are those set out in CUR Media, Inc.’s audited financial statements for the year ended December 31, 2013 as set forth in the Company’s Current Report on Form 8-K/A filed with the SEC on March 31, 2014 and the Company’s unaudited condensed interim financial statements for the nine month period ended September 30, 2014 as set forth in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014.

3.	Description of the Transaction

The Company is offering to amend warrants to purchase an aggregate of 9,680,355 shares of Common Stock (the “Offer to Amend and Exercise”), including outstanding warrants to purchase 9,680,355 shares of the Company’s Common Stock (the “Warrant Shares”) issued to investors participating in the Company’s private placement financings closed on January 28, 2014, March 14, 2014, and March 28, 2014 (the “PPO Warrants”). The Company initially issued a total of 9,680,355 PPO Warrants, none of which have been exercised as of September 30, 2014 or the date of this report. As a result, 9,680,355 of the PPO Warrants are currently outstanding and are included in the Offer to Amend and Exercise.

Pursuant to the Offer to Amend and Exercise, the PPO Warrants will be amended (the “Amended Warrants” ) to: (i) reduce the exercise price of the PPO Warrants from $2.00 per share to $0.50 per share of Common Stock in cash, (ii) shorten the exercise period so that the Amended Warrants expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on April 6, 2015, as may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”), (iii) eliminate the anti-dilution provisions contained in the PPO Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time ninety (90) days after the Expiration Date (the “Lock-Up Period”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

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CUR Media, Inc. and Subsidiary

Notes to Consolidated Financial Statements

In addition to the PPO Warrants, there are outstanding warrants to purchase an aggregate of 968,034 shares of the Company’s Common Stock comprised of warrants issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering.

The PPO Agent Warrants contain the same price-based weighted-average anti-dilution provisions as the PPO Warrants. Like the PPO Warrants, the terms of each of the PPO Agent Warrants may be amended with the consent of the Company and the holders thereof. Separate and apart from this Offer to Amend and Exercise, the Company intends to seek the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants. There can be no assurance that the Company will be successful in obtaining the consent of the holders of the PPO Agent Warrants.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the PPO Warrants to help the Company reduce its outstanding warrant liability and to provide funds to support the Company’s operations by providing the holders of the PPO Warrants with the opportunity to obtain and exercise an Amended Warrant by significantly reducing the exercise price of the PPO Warrants.

Regardless of whether a holder elects to participate in the Offer to Amend and Exercise, the Holder may nevertheless consent to the amendment to the PPO Warrants to remove the anti-dilution provisions contained in the outstanding PPO Warrants (the “Anti-Dilution Amendment”).

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their PPO Warrants. If a holder chooses not to participate in the Offer to Amend and Exercise, the holder’s PPO Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share and will retain in all respects their original terms and provisions.

i) Warrants

A total of 9,680,355 PPO Warrants were issued by the Company as part of its private placement financings closed on January 28, 2014, March 14, 2014, and March 28, 2014. As of the date of this report, none of the PPO Warrants have been exercised at the original price of $2.00 per PPO Warrant. The unaudited pro forma consolidated balance sheet gives effect to the exercise of 9,680,355 PPO Warrants outstanding as at September 30, 2014 at $0.50 per PPO Warrant for gross proceeds of $4,840,178.

ii) Warrant liability

Based on the terms of the PPO Warrants and PPO Agent Warrants, the Company determined that the PPO Warrants and PPO Agent Warrants were derivative liabilities, which are recognized at fair value at the date of the transaction and re-measured at fair value as of each reporting period with the changes in fair value recorded in the consolidated statement of operations. If all of the PPO Warrants and PPO Agent Warrants outstanding at September 30, 2014 are exercised or amended to remove the price-based anti-dilution provisions, the entire warrant liability of $4,029,967 associated with the PPO Warrants and PPO Agent Warrants as of September 30, 2014 would be reclassified to additional paid-in capital at September 30, 2014.

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CUR Media, Inc. and Subsidiary

Notes to Consolidated Financial Statements

3.	Description of the Transaction – (continued)

iii) Warrant agent commission

Katalyst Securities, LLC has been appointed by the Company as warrant agent for the Offer to Amend and Exercise (the “Warrant Agent”). The Warrant Agent will receive a fee equal to 10% of the cash exercise price paid by holders of the PPO Warrants who participate in the Offer to Amend and Exercise. In addition, the Company will deliver warrants to the Warrant Agent to purchase a number of shares of Common Stock equal to 10% of the number of PPO Warrants exchanged and exercised in the Offer to Amend and Exercise at an exercise price of $0.50 per share for a term of five (5) years with no anti-dilution rights. The Company has also agreed to reimburse the Warrant Agents for their legal fees and expenses in the aggregate amount of $20,000 and their reasonable out-of-pocket expenses. The Warrant Agents must obtain the Company’s prior approval for any expenses in the aggregate in excess of $2,500 for each Warrant Agent.

iv) Other closing costs

Other closing costs of $75,000 are expected to be incurred to complete the Offer to Amend and Exercise.

4.	Pro Forma Assumptions and Adjustments

The unaudited Pro Forma Consolidated Financial Statements are presented as if all of the 9,680,355 PPO Warrants outstanding at September 30, 2014 have been exercised at $0.50 per PPO Warrant on September 30, 2014. The following adjustments are directly attributable to the transaction:

a)

To record the exercise of 9,680,355 PPO Warrants for 9,680,355 shares of Common Stock for gross proceeds of $4,840,178 and the 10% fee payable to the Warrant Agent of $484,018 as well as the expenses of the Warrant Agent and Company expenses associated with the transaction. The Company would receive net proceeds of $4,261,160.

b)

To eliminate the change in fair value of derivative liabilities of $491,096, eliminate the warrant liability associated with the PPO Warrants and PPO Agent Warrants to Additional Paid in Capital of $4,029,967 and record the effect of extinguishing the derivative liability to other income/expense.

c)	To record the fair value of the stock tendered for the Offer to Amend and Exercise of $7,841,088.

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CUR Media, Inc. and Subsidiary

Notes to Consolidated Financial Statements

5.	Pro Forma Common Stock

Pro forma Common Stock as at September 30, 2014 has been determined as follows:

	September 30, 2014
	Common Shares	Amount
Common Stock at September 30, 2014	24,829,363	$2,483
Shares issued on PPO Warrant exercises	9,680,355	968
Pro forma Common Stock at September 30, 2014	34,509,718	$3,451

Book value per share at September 30, 2014 was ($0.19). The pro forma book value per share at September 30, 2014 is ($0.14).

6.	Pro Forma Net Loss Per Share

Pro forma net loss per share has been determined as follows:

Nine months ended September 30, 2014
Weighted average number of common shares	22,396,124
Weighted average number of shares issued on PPO Warrant exercises	7,742,145
Pro forma weighted average number of shares outstanding - basic and diluted	30,138,269
Pro forma adjusted net loss	$(4,866,167)
Pro forma adjusted net loss per share - basic and diluted	$(0.16)

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